UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Soliciting Material Pursuant to §240.14a-12

OPTION CARE HEALTH, INC.

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Dear Fellow Stockholders,
We are pleased to invite you to attend our Annual Meeting of Stockholders of Option Care Health, Inc. (“Option Care” or the “Company”) to be held on Wednesday, May 19, 2021, at 10:00 a.m. (CDT). This year’s Annual Meeting will be conducted virtually, via live audio webcast. Protecting the health and well-being of the attendees (employees, shareholders and the general public) is our top priority. In light of the recommendations issued by the CDC against public gatherings due to COVID-19, we think a virtual only meeting for this year is advisable. You will be able to attend the meeting online and submit questions during the meeting by visiting http://www.virtualshareholdermeeting.com/OPCH2021. You will be able to vote your shares electronically during the meeting by logging in using the 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card or on the voting instructions form accompanying these proxy materials.
The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are
1.
to elect ten nominees identified in the accompanying proxy statement to serve as directors, as recommended by the Nominating and Corporate Governance Committee of the Board of Directors of Option Care;

2.
to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021;

3.
to approve, on a non-binding advisory basis, our executive compensation;

4.
to approve an amendment to the Option Care Health, Inc. 2018 Equity Incentive Plan for the reservation of an additional 5,000,000 shares of Common Stock for future issuance under the 2018 Plan; and

5.
to transact other business as may properly come before the meeting or any adjournment of the meeting.

We will provide access to our proxy materials via the Internet at http://materials.proxyvote.com/68404L, rather than in hard copy. We will mail a notice containing instructions on how to access this proxy statement and our annual report on or about Wednesday, April 7, 2021 to all stockholders entitled to vote at the Annual Meeting. Stockholders who prefer a paper copy of the proxy materials may request one on or before May 5, 2021 by following the instructions provided in the notice we will send.
Our Board of Directors has set the record date as March 23, 2021. Only stockholders of record at the close of business on March 23, 2021 will be entitled to notice of and to vote at the virtual Annual Meeting. Further details about how to attend the Annual Meeting online and the business to be conducted at the Annual Meeting are included in the accompanying Notice of Annual Meeting and Proxy Statement.
Your vote is important. Whether or not you plan to attend the Annual Meeting online, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend online.
Sincerely,
John C. Rademacher
Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
The 2021 annual meeting of stockholders of OPTION CARE HEALTH, INC. will be held virtually on Wednesday, May 19, at 10:00 a.m. (CDT) via the Internet at http://www.virtualshareholdermeeting.com/OPCH2021 for the following purposes:
1.
to elect ten nominees identified in the accompanying proxy statement to serve as directors, as recommended by the Nominating and Corporate Governance Committee of the Board of Directors of Option Care;

2.
to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021;

3.
to hold a non-binding advisory vote to approve executive compensation;

4.
to approve an amendment to the Option Care Health, Inc. 2018 Equity Incentive Plan for the reservation of an additional 5,000,000 shares of Common Stock for future issuance under the 2018 Plan; and

5.
to transact other business as may properly come before the meeting or any adjournment of the meeting.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 19, 2021, at 3000 Lakeside Drive, Suite 300N, Bannockburn, IL 60015.
ADJOURNMENTS AND POSTPONEMENTS
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
RECORD DATE
You are entitled to vote only if you were a Company stockholder as of the close of business on March 23, 2021.
By Order of the Board of Directors
Clifford E. Berman
General Counsel and Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2021
The notice of annual meeting, the proxy statement and our fiscal year 2020 annual report are available on our website at https://investors.optioncarehealth.com. Additionally, in accordance with the SEC rules, you may access our proxy materials at www.proxyvote.com.

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COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:
Why did I receive these materials?

The Board of Directors of Option Care (the “Board”) is soliciting your proxy to vote at our 2021 Annual Meeting of Stockholders (or at any postponement or adjournment of the meeting) (the “Annual Meeting”). Stockholders who own shares of our common stock, par value $0.0001 (“common stock”) as of the record date, March 23, 2021 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about Option Care.
Notice of Electronic Availability of Proxy Statement and Annual Report.   As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our annual report available to our stockholders electronically via the Internet. The notice of electronic availability contains instructions on how to access this proxy statement and our annual report and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.
Householding.   The SEC’s rules permit us to print an individual’s multiple accounts on a single notice or set of annual meeting materials. To take advantage of this opportunity, we have summarized on one notice or set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or annual meeting materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice or annual meeting materials, contact Broadridge at 1-866-540-7095 or in writing at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the proxy materials.
Q: How can I attend the Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year. If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at http://www.virtualshareholdermeeting.com/OPCH2021 and providing your control number. This number is included in the Notice or on your proxy card.
If you are a stockholder holding your shares in “street name” as of the Record Date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares via the Internet at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker-dealer or other nominee holder. If you were not a stockholder as of the Record Date, you may still listen to the Annual Meeting, but will not be able to ask questions or vote at the meeting.
If you have questions, you may type them into the dialog box provided at any point during the meeting (until the floor is closed to questions). The audio broadcast of the Annual Meeting will be archived at http://www.virtualshareholdermeeting.com/OPCH2021 for at least one year.
Q:
Why is the Annual Meeting virtual only?

In light of the environment surrounding the coronavirus, or COVID-19, this year’s Annual Meeting will be conducted virtually, via live audio webcast. Protecting the health and well-being of the attendees (employees, shareholders and the general public) is our top priority. In light of the recommendations issued by the CDC against public gatherings due to COVID-19, we think a virtual only meeting for this year is advisable.

Q:
Who will be entitled to vote?

Stockholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, Option Care had approximately 179,819,388 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Q:
What will I be voting on?

You will be voting on
1.
the election of ten directors to serve on Option Care’s Board until the 2022 Annual Meeting and until their successors are duly elected and qualified;

2.
the ratification of the appointment of KPMG LLP (“KPMG”) as Option Care’s independent registered public accounting firm for the year ending December 31, 2021;

3.
the non-binding advisory approval of executive compensation;

4.
the amendment to the Option Care Health, Inc. 2018 Equity Incentive Plan for the reservation of an additional 5,000,000 shares of Common Stock for future issuance under the 2018 Plan; and

5.
any other business as may properly come before the meeting or any adjournment of the meeting.

Q:
How does the Board recommend I vote on these matters?

The Board recommends you vote
1.
FOR the election of John C. Rademacher, Timothy Sullivan, Elizabeth Q. Betten, Mark Vainisi, Alan Nielsen, John J. Arlotta, Nitin Sahney, Harry Jansen Kramer, Jr., R. Carter Pate and David W. Golding as directors;

2.
FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2021;

3.
FOR the non-binding advisory approval of executive compensation; and

4.
FOR the amendment to the Option Care Health, Inc. 2018 Equity Incentive Plan for the reservation of an additional 5,000,000 shares of Common Stock for future issuance under the 2018 Plan.

Q:
How do I cast my vote?

Beneficial Stockholders.   If you hold your shares through a broker, trustee or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.
Registered Stockholders.   If you hold shares in your own name, you are a registered stockholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/OPCH2021. You will need your unique control number included on your proxy card or on the instructions that accompanied your proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
1.
via the Internet at www.proxyvote.com;

2.
by phone by calling 1-800-690-6903; or

3.
by signing and returning a proxy card.

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. (EDT) on May 18, 2021.

Q:
Can I access the proxy materials electronically?

Yes. Your notice, proxy card or voting instruction card will contain instructions on how to
1.
view our proxy materials for the Annual Meeting on the Internet; and

2.
instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available at http://materials.proxyvote.com/68404L and our proxy materials will be available during the voting period starting on April 7, 2021.
Q:
How may I change or revoke my proxy?

Beneficial Stockholders.   Beneficial stockholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.
Registered Stockholders.   Registered stockholders may change a properly executed proxy at any time before its exercise by
1.
delivering written notice of revocation to the General Counsel and Secretary at our principal executive offices at 3000 Lakeside Drive, Suite 300N, Bannockburn, IL 60015, Attn: General Counsel;

2.
submitting another proxy that is dated later than the original proxy (including a proxy via telephone or Internet); or

3.
voting in person online at the Annual Meeting.

Q:
What is the voting requirement to approve each of the proposals, and how are the votes counted?

PROPOSAL 1 — ELECTION OF DIRECTORS
The directors will be elected by a plurality of the votes cast. The ten nominees receiving the greatest number of affirmative votes duly cast at the Annual Meeting will be elected to the Board, assuming a quorum is represented at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees. Votes to withhold and broker “non-votes” will not affect the outcome of the vote on Proposal 1.
PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED ACCOUNTING FIRM
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the ratification of KPMG as our independent registered accounting firm. Abstentions will be counted as present and entitled to vote on the proposals and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the ratification of the appointment of KPMG as our independent registered public accounting firm for 2021.
PROPOSAL 3 — NON-BINDING ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon at the Annual Meeting will constitute the stockholders’ non-binding approval with respect to executive compensation. Although the results will not be binding on the Board’s Compensation Committee (the “Compensation Committee”), the Board will consider the results of the stockholder vote when making future decisions regarding executive compensation. Abstentions will be counted as shares present and entitled to vote and therefore will have the same effect as a vote against Proposal 3. Broker “non-votes” will not be deemed represented at the Annual Meeting for purposes of voting on Proposal 3 and, therefore, will have no effect on Proposal 3.
PROPOSAL 4 — AMENDMENT TO THE OPTION CARE HEALTH, INC. 2018 EQUITY INCENTIVE PLAN
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon at the Annual Meeting will constitute the stockholders’

approval of the amendment to the 2018 Plan. Abstentions will be counted as shares present and entitled to vote and therefore will have the same effect as a vote against Proposal 4. Broker “non-votes” will not be deemed represented at the Annual Meeting for purposes of voting on Proposal 4 and, therefore, will have no effect on Proposal 4.
Q:
When will the results of the vote be announced?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.
Q:
What is the deadline for submitting a stockholder proposal or director nomination for the 2022 Annual Meeting?

Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in Option Care’s proxy statement and form of proxy for the Option Care’s 2022 annual meeting of stockholders, to be held in 2022, must be received by Option Care at our principal executive offices at 3000 Lakeside Drive, Suite 300N, Bannockburn, IL 60015 no later than the close of business on December 8, 2021. Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2022 (but not include it in Option Care’s proxy materials) must provide written notice of such proposal to the General Counsel and Secretary at Option Care’s principal executive offices no later than the close of business on February 18, 2022 and not earlier than the close of business on January 19, 2022, assuming Option Care does not change the date of the 2022 annual meeting of stockholders by more than 30 days before or after the anniversary of the 2021 Annual Meeting. If so, Option Care will release an updated time frame for stockholder proposals. Any stockholder proposal or director nomination must comply with the other provisions of Option Care’s Amended and Restated Bylaws and be submitted in writing to the Secretary at Option Care’s principal executive offices.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is composed of ten directors. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our Board. Our certificate also provides that our Board will be elected at each annual meeting to serve until the next annual meeting of stockholders.
The following table sets forth the name and age as of March 23, 2021, and other information for each member of our Board:
Name	Age	Position	Director Since
John J. Arlotta	71	Director	2019
Elizabeth Q. Betten	40	Director	2019
David W. Golding	59	Director	2015
Harry M. Jansen Kraemer Jr.	66	Non-Executive Chair	2019
Alan Nielsen	55	Director	2019
R. Carter Pate	66	Director	2015
John C. Rademacher	54	Chief Executive Officer and Director	2019
Nitin Sahney	58	Director	2019
Timothy Sullivan	63	Director	2019
Mark Vainisi	48	Director	2019
We believe that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, strategy and strategic planning. Additionally, the Board desires to have specific knowledge related to our industry, such as expertise in home infusion services and pharmaceuticals.
The Board’s Nominating and Corporate Governance Committee (the “Nominating Committee”) develops and maintains criteria and procedures for the identification and recruitment of nominees for election to the Board, including the criteria outlined in our Code of Business Conduct, which is applicable to our directors, officers, employees and certain contractors (“Code of Business Conduct”). These include demonstrating the ability to act honestly and ethically and comply with applicable laws, rules and regulations. In reviewing a nominee’s qualifications, the Nominating Committee considers the qualifications, qualities, skills, and other expertise required to be a director, and recommends to the Board such criteria. The Nominating Committee also considers incumbent Board members’ performance when considering re-election. While the Nominating Committee carefully considers diversity when determining Board composition, it has not established a formal policy regarding diversity. In its charter, the Nominating Committee must ensure that qualified director candidates with a diversity of gender, ethnicity, tenure, skills and experience are included in the pool of director candidates.
The Nominating Committee has determined that all of our directors meet the criteria and qualifications set forth in the Board’s Code of Business Conduct and any criteria that the Nominating Committee recommended to the full Board. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our stockholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the mature confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board.

These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for Option Care and its stockholders, and guide the long-term sustainable, dependable performance of Option Care.
Subject to any earlier resignation or removal in accordance with the terms of our certificate, bylaws, including Article Eight therein, and director nomination agreement with HC Group Holdings I, LLC (“HC Group”), if elected, our directors will serve until the 2022 Annual Meeting of stockholders.
Director Nomination Agreement
We and HC Group entered into a Director Nomination Agreement on August 6, 2019 (the “Director Nomination Agreement”) in connection with the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) by and among us, HC Group Holdings II, Inc., HC Group, HC Group Holdings III, Inc. (solely for limited purposes set forth therein), Beta Sub, Inc. and Beta Sub, LLC, dated as of March 14, 2019, which contemplated the merger with and into a wholly-owned subsidiary of BioScrip, Inc. (“BioScrip”) (the “Merger”).
The Director Nomination Agreement provides that, from and after the closing of the Mergers (as defined therein) until the date that HC Group and its affiliates cease to beneficially own common stock representing at least 10% of the voting power of the then-outstanding common stock, HC Group is entitled to nominate for election to the Board or any committee of the Board, a number of directors equal to the product obtained by multiplying (a) the percentage of the total voting power of the then-outstanding common stock then beneficially owned by HC Group and its affiliates and (b) the authorized number of directors on the Board, including any vacancies, with such product rounded up to the nearest whole number in all cases. The Director Nomination Agreement also provides HC Group with the right to fill any vacancies created by the removal, death, disability, disqualification or resignation from the Board of any of its nominees that is elected to the Board. In the Director Nomination Agreement, we agree to use our reasonable best efforts to ensure that any nominees designated by HC Group in accordance with the Director Nomination Agreement are included in the Board’s slate of nominees to the stockholders for each election of directors and that each nominee designated by HC Group is included in the proxy statement prepared by our management in connection with soliciting proxies for every meeting of the stockholders at which directors are voted on for election.
The Director Nomination Agreement automatically terminates on the date on which HC Group and its affiliates cease to beneficially own at least 10% of the total voting power of the then outstanding common stock. Currently, HC Group owns approximately 47% of our common stock.
Current directors John C. Rademacher, John J. Arlotta, Elizabeth Q. Betten, Harry M. Jansen Kraemer, Jr., Alan Nielsen, Nitin Sahney, Timothy Sullivan, and Mark Vainisi were designated as director nominees under the Director Nomination Agreement, to serve until the Annual Meeting. Pursuant to the Merger Agreement, BioScrip, Inc. selected two directors to serve on the Board following the Merger, and selected R. Carter Pate and David W. Golding, who were on the Board prior to the Merger.
Stockholder Recommendations for Director Nominees
The Nominating Committee will consider stockholder nominations for membership on the Board. For the 2022 Annual Meeting, nominations may be submitted to Option Care Health, Inc., 3000 Lakeside Dr., Suite 300N, Bannockburn, IL 60015, Attn: General Counsel, who will forward them to the Chairman of the Nominating Committee. Recommendations must be in writing and we must receive the recommendation no later than the close of business on February 18, 2022 and not earlier than the close of business on January 19, 2022. Recommendations must also include certain other requirements specified in our bylaws.
When filling a vacancy on the Board, the Nominating Committee identifies the desired skills and experience of a new director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates would be evaluated based on the process outlined in the Nominating Committee charter, and the same process would be used for all candidates, including candidates recommended by stockholders.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting. All nominees are recommended for reelection for a one year term, which will end at our 2022 Annual Meeting.
Name	Age	Position	Director Since
John J. Arlotta	71	Director	2019
Elizabeth Q. Betten	40	Director	2019
David W. Golding	59	Director	2015
Harry M. Jansen Kraemer Jr.	66	Non-Executive Chair	2019
Alan Nielsen	55	Director	2019
R. Carter Pate	66	Director	2015
John C. Rademacher	54	Chief Executive Officer and Director	2019
Nitin Sahney	58	Director	2019
Timothy Sullivan	63	Director	2019
Mark Vainisi	48	Director	2019
Each nominee was recommended for re-election by the Nominating Committee for consideration by the Board and our stockholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
The Board Recommends that you vote “FOR” each of the director nominees.
Director Nominees
John J. Arlotta has served on our Board since 2019, and served on the legacy Option Care board from 2015 until the Merger. Mr. Arlotta is currently the President of eviCore healthcare, a healthcare services company. In July 2012, Mr. Arlotta became the CEO of CareCore National, a leading provider of medical benefits management services. In January 2014, CareCore National was sold to General Atlantic, a leading global growth equity firm, and at that time Mr. Arlotta was named Chairman and Chief Executive Officer. In December of 2014, Mr. Arlotta orchestrated the successful merger of CareCore and Medsolutions that resulted in the renaming of the company to eviCore healthcare. Prior to joining eviCore, Mr. Arlotta was a Special Healthcare Advisor to General Atlantic, LLC from 2010 to 2012. Mr. Arlotta previously held roles as Chairman and Chief Executive Officer of Coram Inc., a then privately held provider of home infusion and specialty pharmacy services, from 2005 to 2007; and NeighborCare Inc., a then publicly traded provider of pharmaceutical products and services to nursing homes, from 2003 to 2005. Mr. Arlotta served as chairman of Novis Pharmaceuticals, a pharmaceutical distribution company, from 2008 to 2012; and as a director of each of Apria Healthcare, a medical equipment and home infusion company, from 2012 to 2014; MedExpress, an urgent care provider, from 2010 to 2015; and Baxa Corporation, a medical device company, from 2006 to 2008. Mr. Arlotta is a retired Captain in the U.S. Army Reserves and holds a B.S. in marketing from the University of Notre Dame. Mr. Arlotta’s over 45 years of experience in the healthcare industry and his extensive experience on the boards of healthcare companies make him a valuable member of our Board.
Elizabeth Q. Betten has served on our Board since 2019, and served on the legacy Option Care board from 2015 until the Merger. Ms. Betten is a Managing Director of Madison Dearborn Partners’ Health Care team. Ms. Betten joined Madison Dearborn Partners (“MDP”) in 2004 as an Associate and re-joined after completing business school in 2008. Prior to her roles at MDP, she was an Investment Banking Analyst in the Health Care Group at J.P. Morgan from 2002 to 2004. Ms. Betten concentrates on investments in the health care sector and has served on the Board of Directors of Solis Mammography since 2018, Advanced Personnel Management since 2020, and Benefytt Technologies since 2020. Ms. Betten previously served on the Board of Directors of Ikaria, Inc. from 2014 to 2015 and was actively involved with Sirona Dental Systems

Inc. Ms. Betten holds an A.B. from Brown University and an M.B.A. from Stanford University Graduate School of Business. Ms. Betten also serves on the Board of Managers of our majority stockholder, HC Group. Ms. Betten’s extensive experience in financial transactions, investing in a range of businesses and the healthcare industry make her a valuable member of the combined company’s board of directors.
David W. Golding has served on our Board since 2015. Since 2011, Mr. Golding has served as an independent consultant to national managed care organizations, specialty pharmacy providers, pharmacy benefit management businesses and other healthcare companies. Mr. Golding currently serves as a Company Advisor to Twistle, a pathway automation tool. Mr. Golding also served as a director of Dunn Meadow Pharmacy, a specialty pharmacy from 2015 to 2019; VirMedica, Inc., a healthcare technology solutions company from 2015 to 2018; Global Healthcare Integrators, an international medication therapy management provider from 2015 to 2018; and Salveo Specialty Pharmacy, Inc., an independent specialty pharmacy company, from 2013 to 2015. From 1987 to 2011, Mr. Golding worked at CVS Caremark, beginning his service in various capacities in the home infusion segment and culminating as Executive Vice President of Specialty Pharmacy within the pharmacy benefit management and mail service pharmacy division of CVS Health Corporation. Mr. Golding received his bachelor’s degree in pharmacy from the University of Illinois in 1984 and began his career as a Pharmacist at Cook County Hospital and a Clinical Pharmacist at St Anthony’s Memorial Hospital. Mr. Golding’s clinical training, healthcare industry experience within the home infusion and specialty pharmacy, hospital and retail sectors, and executive pharmacy business skills make him a valuable member of the Board.
Harry M. Jansen Kraemer, Jr. has served on our Board since 2019, and served on the legacy Option Care board from 2015 until the Merger. Mr. Kraemer is an Executive Partner of MDP where he has served since 2005, and has served as Clinical Professor of Management & Strategy at Northwestern University’s Kellogg School of Management since 2005. Mr. Kraemer was the Chairman, President and Chief Executive Officer of Baxter International Inc., a healthcare company, until 2004. Mr. Kraemer had been a Director of Baxter International since 1995, Chairman of the Board since 2000, President since 1997 and Chief Executive Officer since 1999. Mr. Kraemer has served on the Board of Directors of Leidos Holdings, Inc., a publicly traded defense, aviation, informational technology and biomedical research company, since 1997 and Dentsply Sirona Inc., a publicly traded dental equipment company, since 2016. Mr. Kraemer served on the board of directors of VWR Corporation, which became a publicly-traded company in 2014, from 2007 to 2017. Mr. Kraemer serves on the board of trustees of Northwestern University, the Conference Board and NorthShore University HealthSystem. Mr. Kraemer holds an M.B.A. from Northwestern University’s Kellogg School of Management and a bachelor’s degree in mathematics and economics from Lawrence University, and is a certified public accountant. Mr. Kraemer’s extensive experience with boards of private and public companies, investment decisions, capital allocation and complex transactions at both large companies and in private equity make him a valuable member of our Board.
Alan Nielsen has served on our Board since 2019, and served on the legacy Option Care board from 2016 until the Merger. Mr. Nielsen is Senior Vice President, Property and Store Planning for Walgreen Co. In this role, Mr. Nielsen oversees market planning, real estate and facilities utilization for Walgreen Co. which operates in over 9,400 units across North America. Mr. Nielsen’s prior roles in Walgreen Co. included Senior Vice President, Chief Financial Officer from January 2015 to February 2018; Group Vice President of International Finance from 2012 to 2015, a role in which he led synergy capture, reporting and merger planning activities between Walgreens and Alliance Boots. Mr. Nielsen’s earlier roles in audit, systems development and finance date back to his start at Walgreens in 1987. Mr. Nielsen was one of the founding members of the Board of Directors of AllianceRx Walgreens Prime. Mr. Nielsen holds a Bachelor of Science in Business degree from Eastern Illinois University. He earned his CPA designation in 1990. Mr. Nielsen’s extensive experience in the healthcare industry and with mergers and acquisitions make him a valuable member of our Board.
John C. Rademacher has served on our Board since 2019, and served on the legacy Option Care board from 2018 until the Merger. Mr. Rademacher is the Chief Executive Officer of Option Care, a position he has held since August 2017. Prior to his appointment as Chief Executive Officer, Mr. Rademacher was Option Care’s Chief Operating Officer from 2015 until he became interim Chief Executive Officer. Prior to his roles at Option Care, Mr. Rademacher was the President and General Manager for both the Ambulatory Care Division from 2012 to 2014 and Nuclear and Pharmacy Services division from 2007 to 2012 at Cardinal

Health, Inc., a publicly traded pharmaceutical company. Mr. Rademacher also held executive positions with CIGNA Corporation, a publicly traded health services company, from 2001 to 2007 where he served as president of CareAllies, LLC and Chief Operating Officer for CIGNA Behavioral Health business units among other roles. Prior to CIGNA, Mr. Rademacher was a strategy consultant for Deloitte Consulting. Mr. Rademacher holds an M.B.A. from Wayne State University and a B.A. in accounting from Hillsdale College. Mr. Rademacher’s extensive understanding of Option Care’s business and over 20 years of experience in the healthcare industry make him a valuable member of our Board.
Nitin Sahney has served on our Board since 2019, and served on Option Care, Inc.’s board from 2018 until the Merger. Mr. Sahney is the founder, Member-Manager and Chief Executive Officer of PharmaCord LLC, a private company that provides commercialization solutions for biopharmaceutical manufacturers. Prior to founding PharmaCord in 2016, Mr. Sahney was the Operating Advisor at Clayton Dublier & Rice Funds, a private equity firm, from 2016 to 2017, and was the President from 2012 to 2015 and Chief Executive Officer from 2014 to 2015 of Omnicare, a previously publicly-traded long-term and specialty care company that was acquired by CVS Health in 2015. Mr. Sahney held various leadership roles at OmniCare prior to becoming President and Chief Executive Officer. Prior to his roles at OmniCare, Mr. Sahney managed a personal healthcare investment fund from 2008 to 2010, and was the founder and Chief Executive Officer of RxCrossroads from 2001 to 2007. Prior to his roles at RxCrossroads, Mr. Sahney held various leadership positions at Cardinal Health. Mr. Sahney has served on the Board of Directors of EXLService Holdings, Inc., a publicly traded operations management and analytics company, since 2016, and is on the Board of Trustees for the University of Louisville. Mr. Sahney holds an M.B.A. from Clarion University and a B.A. in economics from Punjab University. Mr. Sahney’s over 25 years of experience in the healthcare industry and extensive leadership experience in the healthcare industry make him a valuable member of our Board.
Timothy Sullivan has served on our Board since 2019, and served on the legacy Option Care board from 2015 until the Merger. Mr. Sullivan is a founder and Managing Director of MDP, which specializes in management buyouts and special equity investing and manages over 18 billion dollars of committed capital and portfolio investments. Mr. Sullivan is also the Head of Madison Dearborn Partners’ Health Care team. Prior to co-founding MDP in 1993, Mr. Sullivan was with First Chicago Venture Capital for four years after having served in the U.S. Navy. Mr. Sullivan concentrates on investments in the health care sector and has served on the Boards of Alcami Corporation since 2018, Solis Mammography since 2018, Performance Health since 2015, Advanced Personnel Management since 2020, Syntellis Performance Solutions since 2020, and Kaufman, Hall & Associates, LLC since 2014. Mr. Sullivan also serves on the Board of Managers of our largest stockholder, HC Group. Mr. Sullivan previously served on the Board of Ikaria, Inc. from 2014 to 2015, VWR Corporation, which became a publicly-traded company in 2014, from 2007 to 2017, Sage Products LLC from 2012 to 2016, and Sirona Dental Systems Inc. from 2005 to 2016, completing a reverse merger with publicly-traded Schick Technologies in 2005. Mr. Sullivan holds a B.S. from the United States Naval Academy, an M.S. from the University of Southern California and an M.B.A. from the Stanford University Graduate School of Business. Mr. Sullivan’s extensive experience in financial transactions, investing in a range of businesses and the healthcare industry make him a valuable member of our Board.
R. Carter Pate has served on our Board since May 2015. Mr. Pate is currently the Founder and Chief Executive Officer of Carter Pate, LLC, serving as a Consultant and Advisory Board Member to public and private Boards of Directors since 2014. Mr. Pate also currently serves as a director, since 2016, of Advanced Emissions Solutions, Inc., a publicly traded emissions solutions provider. Mr. Pate also served as Interim Chief Executive Officer of Providence Service Corporation until December 2019. Mr. Pate previously served as Chief Executive Officer of MV Transportation, Inc., the largest privately-owned passenger transportation contracting firm based in the U.S. from 2011 to 2014. From 1996 to 2011, Mr. Pate was employed by PricewaterhouseCoopers, LLP (“PwC”), the world’s largest accounting and professional services firm. From 2010 to 2011, he was the U.S. and Global Managing Partner of PwC’s Capital Projects and Infrastructure practice. From 2008 to 2010, he was the Global and U.S. Managing Partner of PwC’s Health Care Practice, and from 2005 to 2008, he was the U.S. Managing Partner of Government Services. From 2004 to 2005, Mr. Pate was PwC’s Managing Partner of U.S. Markets, and from 2000 to 2004, Mr. Pate was PwC’s Managing Partner of Financial Advisory Services. He served as a Partner and Leader in PwC’s U.S. Restructuring Practices from 1996 to 2000. Mr. Pate has served on the Boards of ADA-ES, an energy company, since 2016 and RLH Corporation, a hospitality company, since 2019. Mr. Pate previously served as a director, Interim President and Chief Executive Officer of Sun Television and Appliances, Inc., a national retailer, as a director and Chief Executive Officer of Sun Coast Industries, Inc. and as Director of Finance at William Hudson Chemical Trading. Mr. Pate has a Master’s degree in Accounting and Information Management from the University of Texas at Dallas and a B.S. degree in Accounting from Greensboro College and is a CPA. Mr. Pate’s business and financial background, as well as his experience as a senior executive and manager make him a valuable member of our Board.
Mark Vainisi has served on our Board since 2019, and served on the legacy Option Care board from 2015 until the Merger. Mr. Vainisi is Senior Vice President, Global Mergers and Acquisitions for Walgreens Boots Alliance, and has held this position since 2015. Walgreens Boots Alliance is a global leader in pharmacy-led, health and wellbeing formed through the merger of Walgreen Co. and Alliance Boots, and is the parent company of Walgreens, Duane Reade, Boots UK, Alliance Healthcare and other pharmacy and healthcare businesses. Prior to his current role at Walgreens Boots Alliance, Mr. Vainisi was Vice President, Mergers and Acquisitions at Walgreen Co. from 2010 to 2015. He initially joined Walgreen Co. in 2005, serving in various M&A and investment roles. Prior to his roles at Walgreen Co., Mr. Vainisi worked at the Tribune Company, a publicly traded media and broadcasting company, from 2000 to 2005. Mr. Vainisi holds a J.D. and a B.A. in English from the University of Michigan (Ann Arbor). Mr. Vainisi has served on the Boards of VillageMD since 2020 and Shields Specialty Pharmacy since 2020. Mr. Vainisi’s extensive experience with Option Care, having led the initial acquisition by Walgreens and subsequent sale to MDP, with business transactions in the healthcare industry and with mergers and acquisitions make him a valuable member of our Board.
Independence Status
We have reviewed the independence of our current non-management directors using the independence standards of the Nasdaq and, based on this review, determined that all of our non-management directors are independent. In connection with this assessment, the Board also determined that (i) each of Harry M. Jansen Kraemer, Jr., Nitin Sahney and R. Carter Pate are independent within the meaning of the Nasdaq standards applicable to members of the Board’s Audit Committee (the “Audit Committee”) and (ii) each of David W. Golding, Timothy Sullivan, Jr., John J. Arlotta, and Mark Vainisi are independent within the meaning of the Nasdaq standards applicable to members of the Compensation Committee.
Board Meetings and Committees
In 2020, our Board held eleven meetings, our Audit Committee held four meetings, our Compensation Committee held six meetings, our Nominating Committee held two meetings, our Quality and Compliance Committee held four meetings, and our Finance and Investment Committee held five meetings. The Board members, as a whole, attended at least 96% of the aggregate number of meetings of the Board and committees of the Board in 2020, and each incumbent director attended at least 87% of the aggregate of the number of meetings of the Board during 2020, and the total number of meetings held by any of the committees of the Board on which the director served. In 2020, seven of our ten directors attended the annual meeting.
Our Board has an Audit Committee, Compensation Committee and a Nominating Committee, as well as a Quality and Compliance Committee and a Finance and Investment Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Quality and Compliance Committee	Finance and Investment Committee
John J. Arlotta		X		X
Elizabeth Q. Betten			X	X (Chair)	X (Chair)
David W. Golding		X
Harry M. Jansen Kraemer Jr.	X (Chair)		X (Chair)	X
Alan Nielsen				X
R. Carter Pate	X
John C. Rademacher
Nitin Sahney	X
Timothy Sullivan		X (Chair)	X		X
Mark Vainisi		X	X		X
Audit Committee
The Audit Committee is responsible for, among other matters:
1.   (a) appointing, retaining or replacing an independent registered public accounting firm to act as our independent auditor for the purpose of auditing our annual financial statements, books, records, accounts and internal controls over financial reporting or performing other audit, review or attest services for us, (b) setting the compensation of our independent auditor, (c) approving all audit engagement fees and terms, (d) overseeing the work done by our independent auditor, and (e) terminate our independent auditor, if necessary;
2.   pre-approving all audit and permitted non-audit and tax services that may be provided by our independent auditor or other registered public accounting firms, and establishing policies and procedures for the Audit Committee’s pre-approval of permitted services in compliance with applicable SEC rules and review such pre-approval policies at least quarterly;
3.   reviewing and discussing with our independent auditor (a) the auditor’s responsibilities under generally accepted auditing standards and the responsibilities of management in the audit process, (b) the overall audit strategy, planning and staffing, (c) the scope and timing of the annual audit, (d) any significant risks identified during the independent auditor’s risk assessment procedures and (e) when completed, the results, including significant findings, of the annual audit;
4.   reviewing and discussing with our independent auditor and management (a) any audit problems or difficulties, including difficulties encountered by our independent auditor or internal audit department during their audit work (such as restrictions on the scope of their activities or their access of information), (b) any significant disagreements with management and (c) management’s response to these problems, difficulties or disagreements; and resolving any disagreements between our independent auditor or internal audit department and management;
5.   reviewing, discussing with our independent auditor, and approving the functions of our internal audit department;
6.   reviewing with management, internal audit, and our independent auditor the adequacy and effectiveness of our internal control over financial reporting and disclosure controls and procedures;
7.   reviewing and discussing with management the risks faced by us and the policies, guidelines and process by which management assesses and manages our risks, including our major financial risk exposures and cybersecurity risks and the steps management has taken to monitor and control such exposures;
8.   reviewing and discussing with our independent auditor and management our annual audited financial statements (including the related notes), the form of audit opinion to be issued by the independent auditor on the financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in our annual report on Form 10-K before the Form 10-K is filed;
9.   reviewing and discussing with our independent auditor and management our quarterly financial statements (including the related notes) and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Analysis”;
10.   reviewing the independence of our independent auditor;
11.   establishing and overseeing whistleblower policies; and
12.   ensuring compliance with the Code of Business Conduct.
Our Board has affirmatively determined that Messrs. Kraemer, Pate and Sahney meet the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and the Nasdaq listing guidelines. In addition, Mr. Kraemer, Mr. Sahney and Mr. Pate each qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The written charter for our Audit Committee is available at our corporate website at https:// investors.optioncarehealth.com/corporate-governance/highlights. Our website is not part of this notice.
Nominating and Corporate Governance Committee
The Nominating Committee is responsible for, among other matters:
1.   determining the qualifications, qualities, skills, and other expertise required to be a director and to develop, and recommending to the Board for its approval, criteria to be considered in selecting nominees for director;
2.   identifying and screening individuals qualified to become members of the Board, consistent with the director criteria;
3.   developing and recommending to the Board for approval standards for determining whether a director is independent;
4.   reviewing the size of the Board and ensuring that qualified director candidates with a diversity of gender, ethnicity, tenure, skills and experience are included in each pool of candidates from which Board nominees are chosen, and reviewing the Company’s policies, programs and initiatives for employee diversity and inclusion and providing guidance to the Board on diversity matters;
5.   considering any director candidates recommended by stockholders pursuant to the procedures set forth in our bylaws and described herein;
6.   reviewing stockholder proposals and recommending Board responses;
7.   making recommendations to the Board regarding the selection and approval of the nominees for director to be filled by the Board or submitted to a stockholder vote at an annual or special meeting of stockholders;
8.   hiring and terminating any director search firm;
9.   reviewing the Board’s committee sizes, structure and composition and making recommendations to the Board regarding the appointment of directors to serve as members of each committee and committee chairperson annually; and
10.   renewing, proposing changes to the Board, or developing, as needed, our certificate of incorporation, bylaws, our Code of Business Conduct and other corporate governance policies.
No executives serve on our Nominating Committee. The Board has adopted a written charter for the Nominating Committee, which is available on our corporate website at https://investors.optioncarehealth.com/corporate-governance/highlights. Our website is not part of this notice.

Compensation Committee
The Compensation Committee is responsible for, among other matters:
1.   reviewing and approving annually the corporate goals and objectives applicable to the compensation of the CEO, evaluating at least annually the CEO’s performance in light of those goals and objectives, and making recommendations to the Board regarding the CEO’s compensation level based on this evaluation;
2.   reviewing and making recommendations to the Board regarding the compensation of all other executive officers;
3.   overseeing overall compensation and benefits programs and policies;
4.   reviewing, and making recommendations to the Board regarding, incentive compensation plans and equity-based plans;
5.   monitoring the effectiveness of non-equity based benefit plan offerings;
6.   set the composition of the peer company group used for market comparison for executive compensation;
7.   evaluating on a periodic basis the competitiveness of  (a) the compensation of our CEO and the executive officers (b) the compensation of our non-employee directors and (c) our overall compensation plans;
8.   appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
9.   conducting the independence assessment outlined in the Nasdaq listing guidelines with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
10.   reviewing and discussing with management our Compensation Discussion and Analysis (“CD&A”) and the related executive compensation information, and determine whether or not to recommend the CD&A and related executive compensation information be included in the Company’s annual report on Form 10-K and proxy statement; and
11.   reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk.
The Board has adopted a written charter for the Compensation Committee, which is available on our corporate website at https://investors.optioncarehealth.com/corporate-governance/highlights. Our website is not part of this notice.
Quality and Compliance Committee
Our Quality and Compliance Committee is responsible for, among other matters:
1.   overseeing our Corporate Compliance and Ethics Program;
2.   overseeing compliance with applicable laws, such as statutes of Medicare and Medicaid, HIPAA, statutes of the FDA and DEA and requirements of applicable pharmacy licensing authorities;
3.   overseeing compliance with settlement agreements and government authorities;
4.   overseeing compliance with our own Code of Business Conduct;
5.   overseeing, monitoring and evaluating the quality of patient care and safety;
6.   overseeing adherence to accreditation standards;

7.   reviewing compliance hotline reports; and
8.   approving the appointment of and evaluating the Chief Compliance and Privacy Officer.
Finance and Investment Committee
Our Finance and Investment Committee is responsible for; among other matters:
1.   assisting management and the Board in evaluating the capital expenditure budget, monitoring spending relative to the budget and has the authority to approve capital expenditures in excess of the budget of up to $5 million;
2.   overseeing and evaluating all M&A investments, acquisitions, joint ventures, strategic alliances and divestiture transactions and has the authority to approve all transactions with a transaction value up to $50 million;
3.   overseeing our integration planning process for all transactions within the Finance and Investment Committee’s scope of oversight;
4.   evaluating completed transactions; and
5.   overseeing and approving all third party debt financings and any related interest rate hedging agreements and have the authority subject to our certificate of incorporation to amend terms to existing debt facilities and approve the incurrence of new debt to finance investments authorized by this charter or otherwise approved by the Board.
Board Leadership Structure
The following section describes our Board leadership structure, the reasons why the structure is in place at this time, the roles of various positions, and related key governance practices. The mix of experienced independent, Madison Dearborn Partners (“MDP”) and Walgreens-affiliated and management directors that make up our Board, along with the role of our Chairman and our Board committee composition, benefits Option Care and its stockholders.
Independence; Board Mix
Our Board has an effective mix of independent and management directors. Our Board includes nine independent Directors, two of whom were formerly on the BioScrip board and stayed on our Board following the Merger; our CEO, John C. Rademacher; two representatives from MDP and two representatives from Walgreens Boots Alliance. Our non-executive chairman, Mr. Kraemer, is an independent Director.
Self-Evaluation
Our Nominating Committee conducts an annual performance evaluation to determine whether the Board, its committees, and the directors are functioning effectively. The evaluation focuses on the Board’s and the committees’ contributions to us and has an enhanced focus on areas in which the Board or management believes that the Board could improve.
As part of the annual Board self-evaluation, the Board evaluates whether the current leadership structure continues to be appropriate for Option Care and its stockholders.
Risk Oversight
The Board, as a whole and through the Audit Committee, oversees our risk management program, which is designed to identify, evaluate, and respond to our high priority risks and opportunities. The risk management program facilitates constructive dialog at the senior management and Board level to proactively realize opportunities and manage risks. Our Audit Committee reviews our policies and practices with respect to risk assessment and risk management. Our management, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our company and provides regular updates to the Audit Committee and annual updates to the full Board on the risk management program and reports on the identified high priority risks and opportunities. The Compensation Committee also reviews our incentive compensation programs to determine whether they encourage excessive risk taking.
Code of Business Conduct
We have adopted a Code of Business Conduct that applies to all of our employees, officers, directors and certain contracted workers, including those officers responsible for financial reporting. Our Code of Business Conduct is available on our website at https://investors.optioncarehealth.com/corporate-governance/highlights. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website in compliance with Item 5.05 on Form 8-K, at https://investors.optioncarehealth.com. Our website is not a part of this proxy statement.
Hedging Policy
Our Insider Trading Policy prohibits buying or selling puts, calls, straddles, collars or other similar risk reduction devises on our securities.
Compensation Committee Interlocks and Insider Participation
No interlocking relationships exist between the members of our Board and the board or compensation committee of any other company.
Communications by Stockholders and Other Interested Parties with the Board
Stockholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-management directors as a group, by sending regular mail to:
Option Care Health, Inc.
3000 Lakeside Dr. Suite 300N
Bannockburn, IL 60015
ATTN: Board of Directors
or by email at investor.relations@optioncare.com.
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. Option Care will receive the communications and process them before forwarding them to the addressee. Option Care may also refer communications to other departments within Option Care. Option Care generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding Option Care.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of Option Care as of March 23, 2021:
Name	Age	Position
John C. Rademacher	54	Chief Executive Officer and Director
Mike Shapiro	50	Chief Financial Officer
Harriet Booker	54	Chief Operating Officer
Clifford Berman	61	General Counsel
Rich Denness	54	Chief Commercial Officer
John Rademacher is the Chief Executive Officer and a member of our Board. His biography can be found above under “Board of Directors and Corporate Governance — Director Nominees.”
Michael Shapiro is the Chief Financial Officer of Option Care, a position he has held since August 2015. Prior to joining Option Care, Mr. Shapiro was the Senior Vice President and Chief Financial Officer of Catamaran Corporation, a previously publicly-traded pharmacy benefits management company that is now part of UnitedHealth Group’s Optum Rx division, from March 2014 to July 2015 and Senior Vice President, Finance of Catamaran Corporation from February 2012 to March 2014. Prior to his roles at Catamaran Corporation, Mr. Shapiro was Vice President and Chief Financial Officer of Rexnord Corporation, a publicly-traded global industrial company, from February 2010 to November 2011. Prior to that, Mr. Shapiro served as Vice President, Finance and Business Development for the Renal Division of Baxter International Inc., a publicly-traded global medical device and biopharmaceutical manufacturer. Mr. Shapiro, who joined Baxter in 1995, also held various other positions with Baxter, including Vice President, Corporate Financial Planning and Analysis; Vice President and Assistant Treasurer, Corporate Treasury; Director of Investor Relations, Corporate; Director of Global Operations Finance, BioScience Division; and Director of Global Operations Finance, BioScience Division. Mr. Shapiro, a certified public accountant (not licensed), began his career at Deloitte & Touche LLP, a public accounting firm. Mr. Shapiro holds an M.B.A. from the Graduate School of Business at the University of Chicago and a bachelor’s degree in Accounting from Miami University.
Harriet Booker is the Chief Operating Officer of Option Care, a position she has held since August 2019. Ms. Booker is the Chief Operations Officer of BioScrip, Inc., a position she has held since November 2017. She became the Chief Operating Officer of Option Care at the Merger. Prior to that, Ms. Booker served as an Executive Advisor at Kate Farms, Inc., a food and beverages company, from January 2017 to November 2017. Ms. Booker was the Interim Senior Vice President, Revenue Cycle Management of Option Care from April 2016 to December 2016. Prior to her roles with Option Care, Ms. Booker served as the Chief Sales Officer of CVS Specialty Infusion Services, a home infusion and specialty pharmaceutical distribution services, and its predecessor organization, Coram Specialty Infusion, from January 2014 to April 2015. Ms. Booker held several other executive positions during her seven-year tenure at CVS Specialty Infusion Services, including Chief Commercial Officer from 2012 to 2014, Executive Vice President from 2010 to 2012, and Senior Vice President, Sales from 2009 to 2010. Ms. Booker also served in leadership roles for Option Care (and Walgreens-Option Care) from 2002 to 2008, including Director of Sales Operations, Vice President of Managed Care Sales, and Vice President of Sales and Marketing. Ms. Booker holds an M.B.A. from Tulane University — A.B. Freeman School of Business and a B.S. in English and political science from University of Colorado Boulder.
Clifford Berman is the General Counsel of Option Care, a position he has held since August 2015. Prior to joining Option Care, Mr. Berman was the Senior Vice President, General Counsel and Corporate Secretary for Catamaran Corporation, a previously publicly-traded pharmacy benefits management company that is now part of UnitedHealth Group’s Optum Rx division, from March 2008 to July 2015. Prior to that, Mr. Berman was the Division Counsel, Legal Regulatory and Compliance, for Abbott Laboratories, a publicly-traded pharmaceutical company, where he worked from December 2002 to March 2008. Prior to that, Mr. Berman was Executive Vice President and General Counsel of Allscripts Healthcare Solutions, Inc., a publicly-traded healthcare information technology company, where he worked from July 1998 to December 2002. Before that, he worked as in-house counsel at Baxter Healthcare Corp. and Caremark, Inc.

Mr. Berman holds a Bachelor of Science in Pharmacy degree from the University of Michigan, a J.D. from Loyola University of Chicago Law School, and an M.B.A. from the Graduate School of Business at the University of Chicago.
Rich Denness is the Chief Commercial Officer of Option Care, a position he has held since June 2020, having previously served as Chief Strategy Officer since August 2019. Mr. Denness was the Senior Vice President, Chief Commercial Officer of BioScrip, a position he held from July 2018 until the Merger. Prior to joining BioScrip, Mr. Denness was the Managing Director and Global Healthcare Lead at North Highland Consulting, a consulting company, from September 2017 to July 2018. Prior to that, he was a Managing Director, Western United States, at Proudfoot Consulting, a consulting company, from July 2013 to September 2017. Prior to that, he served in various leadership positions, including General Manager, Australia/New Zealand at Schering-Plough, a pharmaceutical company, President at IVAX Laboratories (now Teva Respiratory), a pharmaceutical company, Vice President and General Manager, Neurology at UCB, Inc., a formerly publicly-traded biopharmaceutical company and Chief Executive Officer and director of Vycor Medical, Inc. a publicly-traded pharmaceutical company. Mr. Denness holds a B.S. in marketing and finance from Missouri State University.

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis (CD&A)
As used in this Compensation Discussion and Analysis (or CD&A) and the compensation tables that follow, the terms “Option Care Health,” “Company,” “our,” “us,” and “we” refer to Option Care Health, Inc., a Delaware Corporation.
Introduction
This CD&A describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers (“NEOs”). The following table lists our NEOs for 2020.
Name	Principal Position
John Rademacher	Chief Executive Officer, President & Director
Michael Shapiro	Chief Financial Officer & Senior Vice President
Harriet Booker	Chief Operating Officer
Rich Denness	Chief Commercial Officer
Clifford Berman	General Counsel
In addition to describing the material elements of compensation awarded to, earned by, or paid to each of our NEOs for 2020, this CD&A describes our philosophy behind and objectives for executive compensation program, as well as the manner in which we award, and our NEOs earn, such compensation. This CD&A is also intended to supplement the data presented in the Summary Compensation Table and other compensation tables that follow the CD&A.
Compensation Philosophy and Objectives
Our philosophy is to align our executive compensation program with the interests of our stockholders by basing our more fundamental compensation decisions on financial objectives that our Board believes have a meaningful impact on long-term stockholder value. A significant goal of our executive compensation program is to help ensure that we hire and retain talented and experienced executives who are motivated to achieve our short-term and long-term corporate goals. Our executive compensation program is intended to reinforce a strong pay-for-performance orientation and to serve the following purposes:
•
to reward our NEOs for sustained financial and operating performance and strong leadership;

•
to align our NEOs’ interests with the interests of our stockholders; and

•
to encourage our successful NEOs to remain with us for the long term.

Underpinning our compensation philosophy is the belief that we are a growth company with the potential to have a significant impact on the home and alternate site infusion services industry. Achieving that potential should result in value creation for our stockholders. Thus, we believe that management’s incentives, our annual goals, and our longer-term goals set by our Compensation Committee and the Board should reflect that growth orientation.
Compensation Strategy
The Compensation Committee has numerous tools at its disposal to help Option Care Health accomplish its short- and long-term performance goals. The Compensation Committee generally chooses to utilize those tools as follows in its administration and oversight of our executive compensation program, taking into consideration among other things management’s evaluation of our past performance and our future projected performance.
Peer Group Selection
The Compensation Committee selects a peer group for compensation comparison purposes based on the Company’s size, business, revenue, market capitalization and other factors.

Meaningful Portion of Compensation “At Risk”
We believe in a strong link between NEO compensation and the Company’s short-term and long-term financial performance. As such, we believe annual bonuses and long-term incentive compensation for our NEOs should be “at risk” or based upon Company performance and/or the satisfactory achievement of meaningful financial and other performance-related goals and objectives. Our compensation program is designed to align with stockholder value creation, with the objective of delivering strong returns to stockholders.
How Elements of Our Executive Compensation Program are Related to Each Other
The various components of our compensation program are related but distinct and are designed to emphasize “pay-for-performance,” with a meaningful portion of total compensation reflecting a risk aspect tied to our and our stockholders’ long-term and short-term financial and strategic goals. Our compensation philosophy is designed to foster entrepreneurship at all levels of the organization and is focused on employee value and retention by making long-term, equity-based incentive opportunities a significant component of our executive compensation. The appropriate level for each compensation component is based in part, but not exclusively, on internal equity and consistency, experience, and responsibilities, and other relevant considerations such as rewarding strong performance. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.
2020 Compensation Program
Independent Compensation Consultant
The Compensation Committee retained Pearl Meyer to advise it on compensation practices for our NEOs, The Committee reviewed the independence of Pearl Meyer and will continue to do so annually in accordance with its charter, applicable SEC rules and Nasdaq listing requirements. After review and consultation with Pearl Meyer, the Committee determined that Pearl Meyer is independent, and that there is no conflict of interest resulting from retaining Pearl Meyer.
Peer Group
In determining compensation, the Compensation Committee considers the compensation levels, programs and practices of certain companies in the healthcare industry in an attempt to ensure that our programs are market competitive. The Compensation Committee, in consultation with Pearl Meyer, considered several factors in selecting an industry-specific compensation peer group for our 2020 compensation program, including the company’s size, business, revenue, market capitalization, and other factors. As a result, the Compensation Committee approved the following entities: Select Medical Holdings Corporation, LHC Group, Inc., Encompass Health Corporation, The Ensign Group, Inc., Genesis Healthcare, Inc., Amedisys, Inc., Brookdale Senior Living Inc., Chemed Corporation, Acadia Healthcare Company, Inc., Surgery Partners, Inc., and AMN Healthcare Services, Inc. Given the recent Genesis Healthcare Inc. bankruptcy filing, the Compensation Committee will review the entire Peer Group as part of the Committee’s normal annual Peer Group review process. The Company engaged Pearl Meyer to provide benchmarking information of NEO compensation for 2020.
Consideration of Say-on-Pay Vote
We hold an advisory stockholder vote on executive compensation (a “Say-on-Pay vote”) every year, most recently in 2020, based on the preference expressed by our stockholders at our 2017 Annual Meeting. In the 2020 Say-on-Pay vote, approximately 100% of votes cast approved, on an advisory basis, the compensation for our NEOs. The Compensation Committee did not take any specific actions with respect to 2020 compensation decisions for our NEOs as a result of the 2020 Say-on-Pay vote, in part because of the transformative nature of the Merger on the Company in 2019. The Compensation Committee intends to continue to consider the results of future Say-on-Pay votes when making compensation decisions.

Elements of Executive Compensation for 2020
Our executive compensation program in 2020 was comprised of three primary elements: base salary; annual incentive awards; and long-term equity compensation. Annual incentive awards and long-term equity compensation represent the performance-based elements of our compensation program. The performance goals tied to these compensation elements are flexible in application and can be tailored to meet our specific objectives. The amount of a specific NEO’s annual incentive award for a performance period is intended to reflect that NEO’s relative contribution to the Company in achieving or exceeding our annual goals, and the amount of an NEO’s long-term incentive compensation is intended to reflect the NEO’s expected contribution to the Company performance periods.
Base Salaries
Each NEO’s base salary is a fixed component of compensation each year for performing specific job duties and functions. Base salary is an integral component of our compensation and a crucial aspect of retaining top executive talent. The following table sets forth each NEO’s annual base salary rate for 2020:
Name	Annual Base Salary Rate
John Rademacher	$501,481
Michael Shapiro	$393,976
Harriet Booker	$486,875
Rich Denness	$369,000
Clifford Berman	$301,357
Each of the NEOs received typical annual merit increases to their base salary in 2020; in addition, Mr. Denness’s base salary was further increased to account for his expanded role as Chief Commercial Officer.
Annual Incentive Awards
We used adjusted EBITDA for the full year of 2020 as the sole performance measure for the Annual Bonus Plan. We established the following goals for adjusted EBITDA for the full year of 2020: threshold — $207 million; target — $230 million; and maximum — $287 million. Under the 2020 Annual Bonus Plan, achievement levels between threshold and target would have resulted in payouts from 50% to 100% of target awards, and achievement levels between target and maximum would have resulted in payouts from 100% to 200% of target awards.
As a result of the COVID-19 pandemic, the Compensation Committee determined it was in the best interests of the Company and its stockholders to modify the adjusted EBITDA targets for the Annual Bonus Plan for 2020 in order to reflect the impact of the pandemic on targets that were set in a pre-COVID environment, and ensure that the NEOs continued to be incentivized to work towards achieving the Company’s goals while navigating the pandemic. As a result, the adjusted EBITDA goals were revised as follows: threshold — $207.0 million; target — $218.8 million; and maximum — $277.7 million.
Our actual adjusted EBITDA for the full year of 2020 was approximately $221.7 million. Actual adjusted EBITDA would have resulted in achievement at 95% of the original target goal under our 2020 Annual Bonus Plan; however, we achieved 105% of the adjusted target goal.
Total Payouts of Annual Bonuses for 2020
For 2020, as described above, our NEOs were assigned target bonuses (each as set forth in the table below) and we paid total annual bonuses to each NEO as follows:

Name	Target Bonus Percentage	Target Bonus Amount	Actual Bonus Amount
John Rademacher	100%	$501,481	$626,852
Michael Shapiro	80%	$315,181	$431,798
Harriet Booker	80%	$389,500	$533,615
Rich Denness	75%	$276,750	$332,100
Clifford Berman	60%	$180,814	$189,855
Adjusted EBITDA
As noted above, we used adjusted EBITDA as a performance measure under our annual incentive plan, which is not a measurement of financial performance under GAAP. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, and restructuring, integration and other expenses. We believe that adjusted EBITDA provides useful information regarding the performance of our business operations and facilitates comparisons to our historical operating results. For a full reconciliation of adjusted EBITDA to the most comparable GAAP financial measure, please see the schedules to our earnings release for the full year 2020 filed on Form 8-K with the SEC on March 11, 2021.
Long-Term Equity Compensation
Although we do not have a formal policy covering the grant of equity compensation awards to our NEOs, we believe that equity compensation provides our NEOs with a strong link to our long-term performance, creates an ownership culture, and helps to align the interests of our NEOs and our stockholders. Accordingly, the Compensation Committee (or the Board) periodically reviews the equity compensation of our NEOs and from time to time may grant awards as it deems appropriate.
We effected a reverse stock split on February 3, 2020, and thus all share amounts and exercise prices are shown on a post-split basis.
Option Care Health, Inc. 2018 Equity Incentive Plan
Our 2018 Equity Incentive Plan (“EIP”) was approved at the annual meeting of BioScrip stockholders on May 3, 2018. Each of our NEOs is eligible to participate in the EIP, which allows for awards of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock units, stock grants, and performance units to key employees and directors. The Compensation Committee determines the size and vesting terms of all awards made under the EIP, and administers all other aspects of the plan. The Committee takes into account a number of factors when making awards under the EIP, including, among others, the eligible employee’s expected contribution to the long-term success of the Company and information gathered by the Compensation Committee regarding compensation paid to similarly situated executives at companies in our compensation peer group.
The Compensation Committee approved the following equity awards to our NEOs in 2020, in each case in order to further align such NEOs’ interests with the interests of our stockholders: 29,988 restricted stock units and 57,748 stock options to Ms. Booker, and 22,492 restricted stock units and 43,312 stock options to Mr. Denness.
HC Group Equity Incentives
The Compensation Committee did not grant any awards under the EIP to Mr. Rademacher, Mr. Shapiro, or Mr. Berman in 2020, in large part because each of these NEOs has a meaningful indirect ownership stake in the Company through holdings in HC Group, which as noted above controls a majority of our outstanding common stock. Each of Messrs. Rademacher, Shapiro, and Berman has invested personally in HC Group through the purchase of a combination of preferred and common units (“Purchased Units”) and has also been granted management incentive units in HC Group that are intended to constitute “profits interests” under the Internal Revenue Code (“Incentive Units”). Both the value of the Purchased Units and the value of the Incentive Units are inextricably linked to the value of the Company’s common stock, given HC Group’s substantial stake in the Company. All of the Purchased Units were issued pursuant to management unit purchase agreements, and all of the Incentive Units were issued pursuant to unit award agreements, in each case between HC Group and Messrs. Rademacher, Shapiro, and Berman, respectively, and under such agreements, each such NEO became a “management investor” in HC Group.
Due to the fact that each of Messrs. Rademacher, Shapiro, and Berman has paid for his respective Purchased Units, those units are considered “vested” upon issuance. The Incentive Units vest as follows: one-half are “time units” that generally vest 40% on the second anniversary of the grant date and 60% on a daily, straight-line basis from the second anniversary of the grant date through the fifth anniversary of the grant date, subject to the NEO’s continued employment, with accelerated vesting upon certain sale transactions involving HC Group; and the remaining one-half are “performance units” that vest based on the level of HC Group’s investor cash inflows vs. outflows. See Footnote 9 to the Outstanding Equity Awards at Fiscal Year-End table below for further information regarding the Purchased Units and the Incentive Units.
Retention Bonuses
Each of Ms. Booker and Mr. Denness received a cash retention bonus, payable on the first anniversary of the Merger, pursuant to the terms of their respective employment agreements. Each of these retention bonuses, in the amount of $747,000 for Ms. Booker and $648,000 for Mr. Denness, was paid in August of 2020.
Other Compensation
In addition to base salary and annual and long-term performance-based compensation, our NEOs are also eligible for the following benefits on a similar basis as our other eligible employees:
•
health, dental, and vision insurance;

•
paid-time-off, including vacation, personal holidays, and sick days;

•
life insurance and supplemental life insurance; and

•
short-term and long-term disability insurance.

Retirement Benefits
We maintain a 401(k) retirement savings plan (“401(k) Plan”) under which all of our employees (including our NEOs) are eligible to participate. The 401(k) Plan includes a deferral feature under which a participant may elect to defer his or her compensation by up to the statutorily prescribed IRS limits. Currently, we also match 100% of the participant contributions to the 401(k) Plan up to 4% of the participant’s annual eligible earnings. We suspended the Company match for July and August of 2020, but reinstated the match in September 2020. We believe that providing a vehicle for retirement savings through our 401(k) Plan, and making matching contributions, adds to the overall desirability of our executive compensation program and further incentivizes our NEOs in accordance with our compensation policies.
Other than the 401(k) Plan, we do not maintain any pension plans or non-qualified deferred compensation plans for the benefit of our employees or other service providers.
Compensation Changes for 2021
In connection with Pearl Meyer’s review of our compensation program, the Compensation Committee and, in the case of our Chief Executive Officer, the Board, approved the following changes to base salaries, target bonus opportunities and target equity awards for 2021. The changes to compensation were made to further align target compensation with the market median.
After receiving the Compensation Committee’s recommendation (as approved on February 23, 2021), on March 4, 2021, the Board decided to increase the base salaries of our NEOs as follows: Mr. Rademacher’s base salary to $700,000; Mr. Shapiro’s base salary to $565,000; Ms. Booker’s base salary to $585,000;

Mr. Denness’s base salary to $435,000; and Mr. Berman’s base salary to $400,000. This change to compensation brings our total compensation to be in line with the 50th percentile of compensation within our peer group.
The Compensation Committee and Board approved increases in the target bonus opportunity for each of our NEOs. In particular, for 2021, our NEOs will have the following target bonus opportunities: Mr. Rademacher — 130% of base salary; Mr. Shapiro — 90% of base salary; Ms. Booker — 90% of base salary; Mr. Denness — 80% of base salary; and Mr. Berman — 65% of base salary. Bonuses for 2021 will be determined based on achievement of adjusted EBITDA.
In addition, 2021 equity awards were approved for each of our NEOs with the following target grant values: Mr. Rademacher — $4,000,000; Mr. Shapiro — $1,200,000; Ms. Booker — $1,400,000; Mr. Denness — $750,000; and Mr. Berman — $400,000. We expect that such equity awards will be granted as follows: 50% in the form of performance stock units, 25% in the form of restricted stock units and 25% in the form of stock options.
Employment Agreements with NEOs
The Company is party to an employment agreement with each of Messrs. Rademacher, Shapiro, Booker, Denness and Berman.
Employment Agreement with John Rademacher
The Company is party to an employment agreement with Mr. Rademacher dated February 23, 2018. In the event of a termination of Mr. Rademacher’s employment by the Company without Cause (or by Mr. Rademacher’s resignation within 30 days following a Sale of the Company in which he is not retained in his current or comparable position at a principal work location within 75 miles of his principal work location at the time of such sale), he is entitled to continue to receive a cash amount equal to his base salary, payable in regular payroll installments, and to continue to participate in health benefit plans for senior executive employees (to the extent permitted under the terms of such plans and programs and such participation would not result in excise or other similar taxes payable by the Company) for a period of 18 months following such termination. Mr. Rademacher will also be entitled to payment of (i) any unpaid annual bonus earned for any completed fiscal year and a pro rata bonus for the fiscal year in which such termination occurs, which bonus will be payable in equal installments over the 18-month severance period on regular payroll dates.
Mr. Rademacher’s employment agreement contains the following restrictive covenants: (i) a perpetual confidentiality provision that protects the Company’s proprietary information, developments and other intellectual property, (ii) non-solicit covenants that prohibit him from actively soliciting the Company’s employees, customers or suppliers during and for 18 months following employment, (iii) a non-compete covenant that prohibits him from competing against the Company during the term of his employment and for 18 months after employment.
Employment Agreement with Michael Shapiro
The Company is party to an employment agreement with Mr. Shapiro dated October 13, 2015. In the event of a termination of Mr. Shapiro’s employment by the Company without Cause (or by Mr. Shapiro’s resignation within 30 days following a Sale of the Company” in which he is not retained in his current or comparable position at a principal work location within 75 miles of his principal work location at the time of such sale), he is entitled to continue to receive a cash amount equal to his base salary, payable in regular payroll installments, and to continue to participate in health benefit plans for senior executive employees (to the extent permitted under the terms of such plans and programs and such participation would not result in excise or other similar taxes payable by the Company) for a period of 12 months following such termination. Mr. Shapiro will also be entitled to payment of any unpaid annual bonus earned for any completed fiscal year and a pro rata bonus for the fiscal year in which such termination occurs, which bonus will be payable in equal installments over the 12-month severance period on regular payroll dates.
Mr. Shapiro’s employment agreement contains the following restrictive covenants: (i) a perpetual confidentiality provision that protects the Company’s proprietary information, developments and other intellectual property, (ii) non-solicit covenants that prohibit him from actively soliciting the Company’s employees, customers or suppliers during employment and for 12 months after employment, (iii) a non-compete covenant that prohibits him from competing against the Company during employment and for 12 months after employment.
Employment Agreement with Clifford Berman
The Company is party to an employment agreement with Mr. Berman dated August 3, 2015. Under the agreement, in the event of a termination of Mr. Berman’s employment by the Company without Cause (or by Mr. Berman’s resignation within 30 days following a Sale of the Company in which he is not retained in his current or comparable position at a principal work location within 75 miles of his principal work location at the time of such sale), he is entitled to continue to receive a cash amount equal to his base salary, payable in regular payroll installments, and to continue to participate in health benefit plans for senior executive employees (to the extent permitted under the terms of such plans and programs and such participation would not result in excise or other similar taxes payable by the Company) for a period of 12 months following such termination. Mr. Berman will also be entitled to payment of (i) any unpaid annual bonus earned for any completed fiscal year and (ii) a pro rata bonus for the fiscal year in which such termination occurs will be payable in equal installments over the 12-month severance period on regular payroll dates.
Mr. Berman’s employment agreement contains the following restrictive covenants: (i) a perpetual confidentiality provision that protects the Company’s proprietary information, developments and other intellectual property, (ii) non-solicit covenants that prohibit him from actively soliciting the Company’s employees, customers or suppliers during and for 12 months following employment, (iii) a non-compete covenant that prohibits him from competing against the Company during the term of his employment and for 12 months after employment.
Employment Agreement with Harriet Booker
The Company entered into an employment agreement with Harriet Booker on June 3, 2019. Ms. Booker received a long-term incentive equity grant of time-based restricted stock units, which fully vested on the first anniversary of the Merger, subject to her continued employment through the first anniversary of the Merger or earlier termination of her employment without Cause, her resignation for Good Reason or as a result of her death or disability (each as defined in the EIP). In addition, the employment agreement provides Ms. Booker with a cash retention bonus, payable on the first anniversary of the Merger if she is employed on such date, or experiences an involuntary termination (i.e., termination by the Company without cause, resignation with good reason, death, or disability). Ms. Booker was paid the retention bonus on August 7, 2020. If Ms. Booker’s employment terminates without Cause, but not due to her death or disability, at any time following the first anniversary of the Merger, she will be entitled to receive severance benefits consisting of the sum of (i) her annual base salary plus a pro rata bonus for the fiscal year in which the termination occurs, payable until 12 months following date of termination, and (ii) a portion of her medical premium for 12 months.
Employment Agreement with Rich Denness
The Company entered into an employment agreement with Rich Denness on June 8, 2019. Mr. Denness received a long-term incentive equity grant of time-based restricted time units, which fully vested on the first anniversary of the Merger, subject to his continued employment through the first anniversary of the Merger or earlier termination of his employment without Cause, his resignation for Good Reason or as a result of his death or disability (each as defined in the EIP). In addition, the employment agreement provides Mr. Denness with a cash retention bonus, payable on the first anniversary of the Merger if he is employed on such date, or experiences an involuntary termination (i.e., termination by the Company without Cause, resignation with Good Reason, death or disability). Mr. Denness was paid the retention bonus on August 7, 2020. Additionally, if Mr. Denness’s employment terminates by the company without Cause, but not due to death or disability, at any time following the first anniversary of the Merger, he will be entitled to receive a sum of (i) his annual base salary, plus (ii) a pro rata bonus for the fiscal year in which such termination occurs, payable in accordance with the normal payroll process until 12 months from the date of such termination, and (iii) a portion of his medical premium for 12 months.
The employment agreements for Messrs. Rademacher, Shapiro and Berman define “Cause” as any of the following: (i) commission of a felony or other crime involving moral turpitude, (ii) commission of any act or omission involving dishonesty, disloyalty or fraud with respect to the Company or its affiliates, (iii) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company and its affiliates substantial public disgrace or substantial economic harm, (iv) substantial and repeated failure to perform duties as reasonably directed by his reporting officer or the Board, (v) any intentional act or omission aiding or abetting a competitor, supplier or customer of the Company or its affiliates to the material disadvantage of the Company or its affiliates, (vi) breach of fiduciary duty or willful misconduct with respect to the Company or its affiliates, or (vii) any other material breach of the employment agreement; provided that each NEO is entitled to notice and a 30 day opportunity to cure any act or omission (if curable) under clause (vii).
The employment agreements for Messrs. Rademacher, Shapiro and Berman define “sale of the company” as (i) any transaction or series of transactions pursuant to which any Person or group of related Persons (other than the MDP Investor and its Affiliates) in the aggregate acquire(s) Equity Securities of the Company possessing the voting power (other than voting rights accruing only in the event of a default or breach) to elect Board members which, in the aggregate, control a majority of the votes on the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s equity securities, security holder or voting agreement, proxy, power of attorney or otherwise), (ii) any transaction or series of transactions pursuant to which any Person or group of related Persons (other than the MDP Investor and its Affiliates) in the aggregate acquire(s) more than 50% of the total issued and outstanding Series B Units (together with any other common units of the Company then issued and outstanding (excluding, for the avoidance of doubt, Series A Units and Incentive Units)) and such Person or group of related Persons does not include the WG Investor or its Affiliates, or (iii) a BioScrip Sale of the Company; provided, that a Public Offering shall not constitute a Sale of the Company.
The employment agreements for Ms. Booker and Mr. Denness define “Cause” as any of the following: (i) gross negligence, insubordination, or intentional misconduct in connection with the performance of duties, (ii) conviction of, or please of guilty or nolo contendere to, any felony or crime involving moral turpitude, (iii) violation of the Company’s substance abuse policy, (iv) breach of any material provision of the employment agreement or any other agreement with the Company, which breach is not cured within 30 days following written notice from the Company, or (v) intentional or willful violation of any rule or regulation of any government agency, or self-regulatory body, applicable to the Company’s business. The employment agreements for Ms. Booker and Mr. Denness define “Good Reason” as (i) a reduction in base salary, (ii) a material diminution in duties, responsibilities, or authorities from the NEO’s current role, (iii) a change from current title, (iv) a requirement to change primary work location outside of home office, or (v) no longer reporting to the Chief Executive Officer.
Anti-Hedging
Our Insider Trading Policy, which covers all of our NEOs, prohibits buying or selling puts, calls, straddles, collars or other similar risk reduction devises on our securities.
Accounting Considerations
We consider the accounting impact reflected in our financial statements when establishing the amounts and forms of executive compensation. The forms of compensation that we select are intended to be cost-efficient. We account for stock-based incentive compensation expense in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC 718”).
Tax Considerations; Deductibility of Compensation
When setting executive compensation, we consider many factors, such as attracting and retaining executives and providing appropriate performance incentives. We also consider the after-tax cost to the

Company in establishing executive compensation programs, both individually and in the aggregate, but tax deductibility is not our sole consideration. Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public companies for annual compensation over $1 million (per individual) paid to their chief executive officer, chief financial officer, and the next three most highly compensated executive officers (as well as certain other officers who were covered employees in years after 2016). The 2017 Tax Act eliminated most of the exceptions from the $1 million deduction limit, except for certain arrangements in place as of November 2, 2017. As a result, most of the compensation payable to our NEOs in excess of $1 million per person in a year will not be fully deductible.
Compensation Risk Assessment
As a publicly-traded company, we are subject to SEC rules regarding risk assessment. Those rules require a publicly-traded company to determine whether any of its existing incentive compensation plans, programs, or arrangements create risks that are reasonably likely to have a material adverse effect on the company. We do not believe that our incentive compensation plans, programs, or arrangements create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this annual report.
Compensation Committee
John Arlotta
David Golding
Tim Sullivan
Mark Vainisi

EXECUTIVE COMPENSATION TABLES
The following table summarizes the compensation of the NEOs for the years ended December 31, 2020, 2019, and 2018 in accordance with SEC reporting rules.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
John C. Rademacher(5)(6) Chief Executive Officer, President & Director	2020	499,600	183,469		11,102	$694,171
	2019	486,510	358,469	—	11,200	856,179
	2018	—	—	—	—	—
Michael Shapiro(6) Chief Financial Officer & Senior Vice President	2020	392,498	129,216	—	11,200	532,914
	2019	382,565	246,716	—	11,013	640,294
	2017	—	—	—	—	—
Harriet Booker(7) Chief Operating Officer	2020	485,048	897,417	800,000	11,187	2,193,652
	2019	438,077	289,220	382,628	—	1,109,925
	2018	415,000	—	650,543	—	1,065,543
Rich Denness(9) Chief Strategy Officer	2020	367,615	749,250	600,000	8,830	1,725,695
	2019	360,000	221,658	336,448	—	918,106
	2018	—	—	—	—	—
Clifford Berman(7) General Counsel	2020	300,227	64,314	—	8,555	373,095
	2019	294,007	134,314	—	10,052	438,373
	2018	—	—	—	—	—

(1)
Amounts reflect base salary earned in the year, including any amounts voluntarily deferred under our qualified 401(k) plan and any nonqualified deferred compensation plan.

(2)
Amounts reflect annual cash incentive awards received by the NEOs, as described in “Compensation Discussion and Analysis — 2020 Compensation Program — Elements of Executive Compensation for 2020 — Annual Bonus Plans” in the CD&A above. For Ms. Booker and Mr. Denness, these amounts also include retention bonus payments of $747,000 and $648,000, respectively, paid in August 2020.

(3)
Amounts reflect the aggregate grant date fair value of stock awards granted in the year computed in accordance with ASC 718. For awards with a service-based vesting condition, the Company recognizes expense on a straight-line basis over the service period of the award. For awards with performance-based vesting conditions, the Company recognizes expense when it is probable that the performance conditions will be met. Consistent with SEC reporting rules, stock awards are reported in the year of grant.

(4)
Amounts for 2020 reflect matching contributions under the Company’s retirement plan.

(5)
Mr. Rademacher serves on the Board, but is not paid additional compensation for such service.

(6)
Messrs. Rademacher, Shapiro, and Berman were appointed to their respective positions on August 6, 2019 and were not previously employed by the Company.

(7)
Ms. Booker served as an executive officer before and after the Merger; therefore, the table reflects compensation for 2019 both before and after the Merger.

(8)
Mr. Denness joined the Company on July 9, 2018 but was not an NEO in 2018. Mr. Denness served as an executive officer before and after the Merger; therefore, the table reflects compensation for 2019 both before and after the Merger.

Grants of Plan-Based Awards in Fiscal Year 2020
The following table provides information regarding annual bonuses and equity plan awards granted to our NEOs in 2020.
			Estimated Future Payouts Under Non Equity Incentive Plan Awards(2)			All Other Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Award Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)
John C. Rademacher	Annual Incentive	—	250,741	501,481	1,002,963	—	—
Michael Shapiro	Annual Incentive	—	157,591	315,181	630,362	—	—
Harriet Booker	Restricted stock units(4)	3/9/2020	—	—	—	29,988	400,000
	Stock Options(5)	3/9/2020				57,748	400,000
	Annual Incentive	—	194,750	389,500	779,000	—	—
Rich Denness	Restricted stock units(4)	3/9/2020	—	—	—	22,492	300,000
	Stock Options(5)	3/9/2020				43,312	300,000
	Annual Incentive	—	138,375	276,750	553,500	—	—
Clifford Berman	Annual Incentive	—	90,407	180,814	361,629	—	—

(1)
The equity awards were granted under the EIP. The cash awards were granted under our Annual Bonus Plan.

(2)
These columns show cash bonus awards granted under our Annual Bonus Plan to the NEOs in 2020. See “Compensation Discussion and Analysis — 2020 Compensation Program — Elements of Executive Compensation for 2020 — Annual Bonus Plans” for additional information with respect to these amounts. The amounts reported in the table represent the threshold, target, and maximum cash bonus award guidelines established by the Compensation Committee.

(3)
The grant date fair value of each equity award was computed in accordance with ASC 718.

(4)
Reflects time-based restricted stock units granted under the EIP in 2020. Vesting generally occurs as follows: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date.

(5)
Reflects time-based stock options granted under the EIP in March 2020. Vesting generally occurs as follows: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes equity awards in respect of the Company’s common stock held by our NEOs as of December 31, 2020. As reflected in the table immediately below and in the table following Footnote 9, Messrs. Rademacher, Shapiro, and Berman did not hold any Company common stock awards as of December 31, 2020, but each of these NEOs held — and continues to hold — a meaningful indirect ownership stake in the Company through holdings in HC Group, which entity owns approximately 47% of the Company.
	Option Awards(1)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John C. Rademacher	—	—	—	—	—	*(9)	*(9)	—	—
Michael Shapiro	—	—	—	—	—	*(9)	*(9)	—	—
Harriet Booker	47,249(3)		—	10.12	11/28/2024	—	—	—	—
	—	57,748(4)	—	13.34	03/09/2030	29,988(5)	469,012	—	—
Rich Denness	7,309	3,656(6)	—	10.56	8/1/2028	—	—	—	—
	—	43,312(4)	—	13.34	03/09/2030			—	—
	—	—	—	—	—	22,492(7)	351,775	—	—
	—	—	—	—	—	4,735(8)	74,055	—	—
Clifford Berman	—	—	—	—	—	*(9)	*(9)	—	—

(1)
Option awards typically vest over a three-year period and, in certain instances, may fully vest upon a change in control of the Company. The stock options also typically have an exercise price that may not be less than 100% of its fair market value on the date of grant and are exercisable 10 years after the date of grant, subject to earlier termination in certain circumstances.

(2)
The value of the unvested restricted stock units is based on the Company’s closing stock price as of December 31, 2020 of $15.64. Outstanding restricted stock units vest over a three-year period, subject to continued service with the Company.

(3)
Represents vested and exercisable options granted under the Company’s 2008 Equity Incentive Plan.

(4)
Represents stock options granted under the EIP scheduled to vest 50% on 3/09/2022, 75% on 3/09/2023 and 100% on 3/09/2024, subject to continued employment.

(5)
Represents restricted stock units granted under the EIP scheduled to vest annually through August 1, 2021.

(6)
Represents options granted under the EIP scheduled to vest annually through August 1, 2021.

(7)
Represents restricted stock units granted under the EIP scheduled to vest 50% on 3/09/2022, 75% on 3/09/2023 and 100% on 3/09/2024, subject to continued employment.

(8)
Represents restricted stock units granted under the EIP scheduled to vest on August 1, 2021, subject to continued employment.

(9)
None of Messrs. Rademacher, Shapiro or Berman held any equity awards in respect of Company common stock as of December 31, 2020. However, each such NEO held a meaningful indirect ownership stake in the Company through holdings in HC Group, which entity owns approximately 47% of the Company. Each of Messrs. Rademacher, Shapiro, and Berman has invested personally in HC Group through the purchase of a combination of preferred and common units (“Purchased Units”) and has also been granted management incentive units in HC Group that are intended to constitute “profits interests” under the Internal Revenue Code (“Incentive Units”). Both the value of the Purchased Units and the value of the Incentive Units are inextricably linked to the value of the Company’s common stock, given HC Group’s substantial stake in the Company.
The following table summarizes the HC Group equity awards — both Purchased Units and Incentive Units — held by Messrs. Rademacher, Shapiro, and Berman as of December 31, 2020:
Name	Grant Date	Number of Preferred Purchased Units (#)(a)	Market Value of Preferred Purchased Units ($)(b)	Number of Common Purchased Units (#)(a)	Market Value of Common Purchased Units ($)(c)	Number of Incentive Units (#)(d)(e)	Market Value of Incentive Units ($)(f)
John C. Rademacher	11/24/2015	800	762,9501	—	—	—	—
	03/30/2018	326	361,295	—	—	—	—
	11/24/2015	—	—	80,000	1,437,600	—	—
	03/30/2018	—	—	32,554	584,995	—	—
	11/24/2015	—	—	—	—	490,000	8,805,300
	05/02/2017	—	—	—	—	131,000	2,354,070
	11/20/2017	—	—	—	—	30,000	539,100
	02/02/2018	—	—	—	—	225,000	4,043,250
Michael Shapiro	10/13/2015	1,100	1,049,057	—	—	—	—
	10/13/2015	—	—	110,000	1,976,700	—	—
	10/13/2015	—	—	—	—	570,255	10,247,482
	05/31/2017	—	—	—	—	148,000	2,659,560
	11/20/2017	—	—	—	—	20,000	359,400
Clifford Berman	10/13/2015	750	715,266	—	—	—	—
	10/13/2015	—	—	75,000	1,347,750	—	—
	10/13/2015	—	—	—	—	165,000	2,965,050
	05/02/2017	—	—	—	—	42,000	754,740

(a)
Due to the fact that each of Messrs. Rademacher, Shapiro, and Berman has paid for his respective Purchased Units, those units are considered “vested” upon the grant date.

(b)
Values are based on the estimated market value of a Preferred Purchased Unit as of December 31, 2020.

(c)
Values are based on the estimated market value of a Common Purchased Unit as of December 31, 2020.

(d)
Except as provided in (e) below, with respect to the Incentive Units: one-half are “time units” that generally vest 40% on the second anniversary of the grant date and 60% on a daily, straight-line basis from the second anniversary of the grant date through the fifth anniversary of the grant date, subject to the NEO’s continued employment, with accelerated vesting upon certain sale transactions involving HC Group (which include a change in control of the Company); and the remaining one-half are “performance units” that vest based on the level of HC Group’s investor cash inflows vs. outflows.

(e)
The Incentive Units granted to Messrs. Rademacher and Shapiro on November 20, 2017 cliff vest on the second anniversary of the grant date, subject to the NEO’s continued employment.

(f)
Values are based on the estimated market value of an Incentive Unit as of December 31, 2020, and also take into account any “participation threshold” applicable to the respective Incentive Unit (because, as noted above, the Incentive Units are intended to constitute “profits interests” under the Internal Revenue Code).

Options Exercises and Stock Vested During 2020
The following table represents information regarding the exercises of stock options and vesting of stock awards during 2020 for each NEO.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
John C. Rademacher	—	—	—	—
Michael Shapiro	—	—	—	—
Harriet Booker		—	31,780(5)	386,445
Rich Denness	3,655	4,788	25,922(6)	313,412
Clifford Berman	—	—	—	—

(1)
Reflects the aggregate gross number of options exercised and includes any shares used to exercise such options and satisfy applicable taxes.

(2)
The value equals the Company’s stock price on the exercise date, minus the per share exercise price of the nonqualified stock option, multiplied by the number of shares acquired on exercise.

(3)
Reflects the aggregate gross number of restricted stock, restricted stock units and/or performance stock units that vested and were settled during 2020, and includes any amounts withheld for applicable taxes.

(4)
The value equals the Company’s stock price on the vesting date multiplied by the number of shares acquired on vesting.

(5)
Harriet Booker’s amount includes the following:

Award Type	Vesting Date	Number of Shares (#)	Value Realized ($)
Restricted stock units	8/6/2020	31,780	386,445

(6)
Richard Denness’s amount includes the following:

Award Type	Vesting Date	Number of Shares (#)	Value Realized ($)
Restricted stock units	8/1/2020	4,735	55,778
Stock Options	8/1/2020	3,655	4,788
Restricted stock units	8/6/2020	21,187	257,634
Pension Benefits
Currently, the Company does not, and does not intend to, sponsor or adopt any pension plans (other than the 401(k) Plan).
Nonqualified Deferred Compensation
Currently, the Company does not, and does not intend to, sponsor or adopt a nonqualified deferred compensation plan.
Potential Payments Upon Termination or Change of Control
The following table sets forth information regarding payments and benefits that would have been made to our currently employed NEOs had they experienced a termination of employment under specified circumstances or in the event of a change in control as of December 31, 2020. The table only includes information for employment terminations and change in control events that would have triggered vesting or severance-related payments or benefits, and assumes that each NEO would have taken all actions necessary to receive the maximum available benefit, such as execution of a release of claims. The precise amount that each of our NEOs would receive cannot be determined with certainty until a termination or a change in control has occurred.
Name	Severance ($)(1)	Equity ($)(2)	Total ($)
John C. Rademacher
Termination without cause (or resignation following sale of the Company)	1,504,443	—	1,504,443
Termination due to death or disability	501,481	—	501,481
Change in control (no termination)	—	1,167,715	1,167,715
Michael Shapiro
Termination without cause (or resignation following sale of the Company)	709,157	—	709,157
Termination due to death or disability	393,976	—	393,976
Change in control (no termination)	—	375,639	375,639
Harriet Booker
Termination without cause, for good reason, or due to death or disability	876,375	601,833	1,478,208
Change in control (no termination)	—	—	—
Rich Denness
Termination without cause, for good reason, or due to death or disability	645,750	544,020	1,189,770
Change in control (no termination)	—	—	—
Clifford Berman
Termination without cause (or resignation following sale of the Company)	482,171	—	482,171
Termination due to death or disability	301,357	—	301,357
Change in control (no termination)	—	106,600	106,600

(1)
The Company is party to employment agreements with its currently employed NEOs that provide for payments and benefits in the event of certain employment terminations. Please see “Compensation Discussion and Analysis — 2020 Compensation Program — Employment Agreements with NEOs” above for information regarding payments and benefits upon employment termination.

(2)
Represents the value of accelerated vesting of option awards and stock awards. Please see the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table of this proxy statement for information regarding vesting upon a change in control of the Company and see “Compensation Discussion and Analysis — 2020 Compensation Program — Employment Agreements with NEOs” above for information regarding vesting upon employment termination.

Equity Compensation Plan Information
For information regarding outstanding awards under the Option Care Health, Inc. 2018 Equity Incentive Plan and securities remaining available for issuance thereunder, please see Proposal 4.

DIRECTOR COMPENSATION
This following section provides information regarding compensation policies for our non-employee directors, as well as fees paid and equity awards granted to these directors in 2020.
The Board, with input from the Compensation Committee, has approved the following compensation program for non-employee directors.
Positions on the Board and Committees	Annual Fee
Non-employee director retainer fee	$70,000
Restricted stock unit (“RSU”) award (Chair)	$187,500
RSU award (non-Chair)	$125,000
Additional fee for serving as Chair of the Audit Committee	$22,000
Additional fee for serving as a member of the Audit Committee	$11,000
Additional fee for serving as a Chair of the Compensation Committee	$15,000
Additional fee for serving as a member of the Compensation Committee	$7,500
Additional fee for serving as Chair of the Nominating and Corporate Governance Committee	$10,000
Additional fee for serving as member of the Nominating and Corporate Governance Committee	$5,000
Additional fee for serving as Chair of the Quality and Compliance Committee	$10,000
Additional fee for serving as a member of the Quality and Compliance Committee	$5,000
Additional fee for serving as Chair of the Finance and Investment Committee	$10,000
Additional fee for serving as a member of the Finance and Investment Committee	$5,000
All non-employee directors are reimbursed for expenses incurred in connection with attending Board and annual meetings.
On March 4, 2021, the Board, with input from the Compensation Committee, after reviewing benchmark data provided by Pearl Meyer of Director Compensation of both the Company’s Peer Group as well as the 2019 – 2020 National Association of Corporate Directors (“NACD”) / Pearl Meyer Director Compensation Survey, approved the following compensation program changes for non-employee directors.
Positions on the Board and Committees	2020 Annual Fee	2021 Annual Fee
Non-employee director retainer fee	$70,000	$80,000
Non-employee director retainer fee (Chair)	$62,500	$100,000
Restricted stock unit (“RSU”) award (Chair)	$187,500	$150,000
RSU award (non-Chair)	$125,000	$150,000
Additional fee for serving as Chair of the Audit Committee	$22,000	$22,000
Additional fee for serving as a member of the Audit Committee	$11,000	$11,000
Additional fee for serving as a Chair of the Compensation Committee	$15,000	$15,000
Additional fee for serving as a member of the Compensation Committee	$7,500	$7,500
Additional fee for serving as Chair of the Nominating and Corporate Governance Committee	$10,000	$15,000
Additional fee for serving as member of the Nominating and Corporate Governance Committee	$5,000	$7,500
Additional fee for serving as Chair of the Quality and Compliance Committee	$10,000	$15,000
Additional fee for serving as a member of the Quality and Compliance Committee	$5,000	$7,5000
Additional fee for serving as Chair of the Finance and Investment Committee	$10,000	$10,000
Additional fee for serving as a member of the Finance and Investment Committee	$5,000	$5,000

The total 2020 compensation for our non-employee directors is shown in the following table. As reflected in Footnote 2 to the table, each of the individuals who served on the Board elected to receive a significant portion of his or her 2020 fees in stock-settled Company RSUs.
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Harry M. Jansen Kraemer, Jr.(4)	107,000	187,500	294,500
John J. Arlotta	82,500	125,000	207,500
Elizabeth Q. Betten	95,000	125,000	220,000
David W. Golding	77,500	125,000	202,500
Alan Nielsen(5)	—	—	—
R. Carter Pate	81,000	125,000	206,000
Nitin Sahney	81,000	125,000	206,000
Timothy P. Sullivan	95,000	125,000	220,000
Mark Vainisi(5)	—	—	—

(1)
Mr. Rademacher, our CEO, also serves on the Board but is not included in this table since he was also an employee. Mr. Rademacher did not receive any additional compensation in 2020 for his service as a director. The total compensation for Mr. Rademacher’s service as an executive officer of the Company is shown in the 2020 Summary Compensation Table.

(2)
The fees reflected include the annual retainer fee and per-meeting fees earned by each non-employee director, committee member, and Chair based upon the above schedule of fees. Each of the individuals who served on the Board after the Merger (except for Messrs. Nielsen and Vainisi, who do not receive director fees) elected in May 2020 to receive his or her cash fees for service on the Board in stock-settled RSUs, in the following amounts: Mr. Arlotta — $82,500 / 6,102 RSUs; Ms. Betten — $95,000 / 7,027 RSUs; Mr. Golding — $77,500 / 5,742 RSUs; Mr. Kraemer — $107,000 / 7,914 RSUs; Mr. Pate — $81,000 / 5,991 RSUs; Mr. Sahney — $81,000 / 5,991 RSUs; and Mr. Sullivan — $95,000 / 7,027 RSUs.

(3)
The value of Stock Awards was determined in accordance with ASC 718 and represents grant date fair value. Each of the individuals who served on the Board after the Merger (except for Messrs. Nielsen and Vainisi, who do not receive director fees) received stock-settled RSUs in May 2020 for service on the Board from August 2019 through May 2020, in the following amounts, which are in addition to the RSUs each of the directors elected to receive in lieu of cash fees as reflected in Footnote 2: Mr. Arlotta — $125,000; Ms. Betten — $125,000; Mr. Golding — $125,000; Mr. Kraemer — $187,500; Mr. Pate — $125,000; Mr. Sahney — $125,000; and Mr. Sullivan — $125,000. At the end of 2020, the following directors held the following stock awards: Mr. Arlotta — 25,672 RSUs; Ms. Betten — 27,218 RSUs; Mr. Golding — 25,053 RSUs; Mr. Kraemer — 36,526 RSUs; Mr. Pate — 25,487 RSUs; Mr. Sahney — 25,487 RSUs; and Mr. Sullivan — 27,218 RSUs. The RSUs held by each director are scheduled to vest on the first three anniversaries of their grant date, and vesting accelerates upon termination without cause and upon a change in control, subject to the director’s continued service on the Board through each vesting date or event.

(4)
Mr. Kraemer serves as Chairman of the Board.

(5)
Messrs. Nielsen and Vainisi declined the right to receive compensation for the year ended December 31, 2020.

Pay Ratio Disclosure
As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of John Rademacher, our CEO at the end of 2020. To determine the ratio of the CEO’s annual total compensation to the median annual total compensation of all employees excluding the CEO, we identified our median employee as of December 31, 2020, taking into account all of our 5,852 full-time, part-time, and per diem hourly employees.

As a result of this analysis, we estimated that our median employee’s total compensation for 2020 was $48,463. Mr. Rademacher’s 2020 total compensation was $694,171, which was 14.3:1 times that of the median of the annual total compensation of all employees.
The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee population and compensation practices. As a result, the ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their pay ratios. The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies for Approval of Related Party Transactions
Per its written charter, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our Audit Committee considers, among other factors it deems appropriate:
•
the related person’s relationship to us and interest in the transaction;

•
the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•
the dollar value of the proposed transaction; and

•
the dollar value of the related party’s interest in the proposed transaction.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.
In addition, under our Code of Business Conduct, our employees, officers and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
Director Nomination Agreement
In connection with the Merger, we and HC Group entered into a Director Nomination Agreement. The Director Nomination Agreement provides that, from and after the closing date until the date that HC Group and its affiliates cease to beneficially own Company common stock, par value $0.0001 per share representing at least 10% of the voting power of the then-outstanding common stock, HC Group is entitled to nominate for election to the Board or any committee of the Board, a number of directors equal to the product obtained by multiplying (a) the percentage of the total voting power of the then-outstanding common stock then beneficially owned by HC Group and its affiliates and (b) the authorized number of directors on the Board, including any vacancies, with such product rounded up to the nearest whole number in all cases. The Director Nomination Agreement also provides HC Group with the right to fill any vacancies created by the removal, death, disability, disqualification or resignation from the Board of any of its nominees that is elected to the Board. In the Director Nomination Agreement, we agree to use our reasonable best efforts to ensure that any nominees designated by HC Group in accordance with the Director Nomination Agreement are included in the Board’s slate of nominees to the stockholders for each election of directors and that each nominee designated by HC Group is included in the Proxy Statement prepared by our management in connection with soliciting proxies for every meeting of the stockholders at which directors are voted on for election.
The Director Nomination Agreement automatically terminates on the date on which HC Group and its affiliates cease to beneficially own at least 10% of the total voting power of the then outstanding common stock.
Current directors John C. Rademacher, John J. Arlotta, Elizabeth Q. Betten, Harry M. Jansen Kraemer, Jr., Alan Nielsen, Nitin Sahney, Timothy Sullivan, and Mark Vainisi were designated as director nominees under the Director Nomination Agreement.
Registration Rights Agreement
In connection with the Merger, we and HC Group entered into a Registration Rights Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement, among other things, grants customary registration rights to HC Group, including demand registration rights, shelf registration rights and piggyback registration rights. Other stockholders who received common stock pursuant to the Merger also may become a party to the Registration Rights Agreement (such stockholders, together with HC Group, the “Registration Rights Parties”).

Demand Rights.   Subject to certain limitations, the Registration Rights Parties have the right, by delivering written notice to us, to require us to register under the Securities Act the number of shares of common stock requested to be so registered. We are required to give written notice to all other Registration Rights Parties. Subject to certain limitations as described below, we agree to include in the registration all securities with respect to which it receives a written request for inclusion in the registration. Following the demand request, we will be required to use our best efforts to have the applicable registration statement filed with the SEC within a specified period following the demand and to use best efforts to cause the registration statement to be declared effective.
Shelf Registration Rights on Form S-3.   At any time when we are eligible to file a shelf registration statement on Form S-3, the Registration Rights Parties may request that we register their shares for resale. We are required to give written notice to all other Registration Rights Parties. Subject to certain limitations as described below, we agree to include in the Form S-3 registration all securities with respect to which it has received a written request for inclusion in the registration within seven days after it gives notice. Following such request, we will be required to use our best efforts to cause such shelf registration statement to be declared effective.
Piggyback Rights.   The Registration Rights Parties are entitled to request to participate in, or “piggyback” on, registrations of certain securities we register for sale at any time after the closing.
Conditions and Limitations.   The registration rights are subject to conditions and limitations, including the right of underwriters in an underwritten offering to limit the number of shares to be included in a registration and our right to delay, suspend or withdraw a registration statement under specified circumstances. Additionally, in certain circumstances we may withdraw a registration upon request by the Registration Rights Parties.
Indemnification of Officers and Directors
Our by-laws allow us to indemnify our officer and directors for certain liabilities to the fullest extent permitted under Delaware law. We may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of March 23, 2021 with respect to the beneficial ownership of our common stock:
•
each stockholder believed to be the beneficial owner of more than 5% of our common stock;

•
by each of our directors and named executive officers; and

•
all our directors and executive officers as a group.

For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the date of this report. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.
On February 3, 2020, we effected a reverse stock split of our issued and outstanding common stock on a one (1) share for four (4) shares basis, which is reflected in the share counts below.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Holders of 5% or more of our common stock:
HC Group Holdings I, LLC(3)	85,015,391	47%
Directors and Executive Officers:
John C. Rademacher	—	—%
Michael Shapiro	—	—%
Richard Denness(4)	7,309	*%
Harriet Booker(5)	47,249	*%
Clifford Berman	—	—%
John Arlotta	10,277	*%
Elizabeth Q. Betten(6)	85,026,286	47%
David W. Golding	10,030	*%
Harry M. Jansen Kraemer, Jr.	14,616	*%
Alan Nielsen	—	—%
R. Carter Pate	10,203	*%
Nitin Sahney	10,203	*%
Timothy Sullivan(6)	85,026,286	47%
Mark Vainisi	—	—%
All directors and executive officers as a group (14 persons)	85,201,505	47%

*
Percentage is less than 1% of class.

(1)
Except as otherwise indicated, all addresses are c/o Option Care Health, Inc., 3000 Lakeside Dr. Suite 300N, Bannockburn, IL 60015.

(2)
The inclusion in this table of any shares of common stock as “beneficially owned” does not constitute an admission by the holder of beneficial ownership of those shares. Beneficial ownership is determined in accordance with the rules promulgated by the SEC under the Exchange Act, and generally includes voting or investment power over securities. Shares of common stock subject to options, warrants or other securities convertible into common stock that are currently exercisable or convertible, or exercisable or convertible within sixty (60) days of March 23, 2021, are deemed outstanding for computing the percentage of the person holding the option, warrant or convertible security but are not deemed outstanding for computing the percentage of any other person. The percentages shown are based on 179,819,388 shares of common stock outstanding as may be adjusted for each person pursuant to the foregoing sentence.

(3)
Amount consists of shares held directly by HC I. MDP HC Holdings, LLC (“MDP HC”) is the controlling equity holder of HC I. Madison Dearborn Capital Partners VI-A, L.P. (“MDCP VI-A”) is a controlling equity holder and Manager of MDP HC. Madison Dearborn Partners VI-A&C, L.P. (“MDP VI-A&C”) is the general partner of MDCP VI-A. Madison Dearborn Partners, LLC (“MDP LLC”) is the general partner of MDP VI-A&C, which in turn is the general partner of MDCP VI-A. Elizabeth Q. Betten and Timothy P. Sullivan are Managing Directors of MDP LLC, limited partners of MDP VI-A&C, serve on the board of managers of HC I and serve on our Board of Directors. Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP VI-A&C that (by majority vote) controls investment decisions of shares held directly by MDCP VI-A, and may be deemed to control the disposition of shares of common stock held directly by HC I. By virtue of the relationships described in this footnote, Ms. Betten and Messrs. Sullivan, Finnegan and Mencoff may be deemed to exercise voting and dispositive power with respect to the shares of common stock held by HC I. Each of Ms. Betten, Mr. Sullivan, Mr. Finnegan, Mr. Mencoff, MDP LLC, MDP VI-A&C, MDCP VI-A and MDP HC disclaims beneficial ownership of the shares of common stock owned by HC I except to the extent of their respective pecuniary interests therein. The address for HC I, MDP HC, MDCP VI-A, MDP VI-A&C, Mr. Finnegan and Mr. Mencoff is c/o Madison Dearborn Partners, LLC, 70 W. Madison St., Suite 4600, Chicago, IL 60602.

(4)
Includes 7,309 shares of common stock issuable upon exercise of options.

(5)
Includes 47,249 shares of common stock issuable upon exercise of options.

(6)
Each of Ms. Betten’s and Mr. Sullivan’s shares consist of: (i) 5,472 shares that were issued upon vesting of restricted stock units; (ii) 5,423 shares issuable upon vesting of restricted stock units within 60 days of March 23, 2021; and (iii) 85,015,391 shares held directly by HC I. MDP HC is the controlling equity holder of HC I. MDCP VI-A is a controlling equity holder and Manager of MDP HC. MDP VI-A&C is the general partner of MDCP VI-A. MDP LLC is the general partner of MDP VI-A&C, which in turn is the general partner of MDCP VI-A. Elizabeth Q. Betten and Timothy P. Sullivan are Managing Directors of MDP LLC, limited partners of MDP VI-A&C, serve on the board of managers of HC I and serve on our Board of Directors. Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP VI-A&C that (by majority vote) controls investment decisions of shares held directly by MDCP VI-A, and may be deemed to control the disposition of shares of common stock held directly by HC I. By virtue of the relationships described in this footnote, Ms. Betten and Messrs. Sullivan, Finnegan and Mencoff may be deemed to exercise voting and dispositive power with respect to the shares of common stock held by HC I. Each of Mr. Finnegan, Mr. Mencoff, Mr. Sullivan, Ms. Betten, MDP LLC, MDP VI-A&C, MDCP VI-A and MDP HC disclaims beneficial ownership of the shares of common stock owned by HC I except to the extent of their respective pecuniary interests therein. The address for both Ms. Betten and Mr. Sullivan is c/o Madison Dearborn Partners, LLC, 70 W. Madison St., Suite 4600, Chicago, IL 60602.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021. Services provided to us and our subsidiaries by KPMG for the year ended December 31, 2020 are described below and under “Audit Committee Report.”
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by KPMG LLP for the years ended December 31, 2020 and 2019:
	2020	2019
Audit Fees	3,487,977	3,108,568
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

(1)
Audit fees for 2019 exclude $1.4 million paid by Option Care, Inc. to KPMG before the Merger on August 6, 2019.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Option Care management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as permitted non-audit and tax services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.
The Audit Committee approved all services provided by KPMG LLP. Representatives of KPMG are expected to be present at the Annual Meeting, and thus they will have the opportunity to make a statement if they desire to do so and respond to appropriate questions.
Ratification of the appointment of KPMG requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If Option Care’s stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace KPMG as our independent registered public accounting firm if it is determined that it is in Option Care’s best interests to do so.
The Audit Committee and the Board recommend that you vote “FOR” the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2021.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee is composed of three independent directors (as defined by the Nasdaq Listing Standards) and met four times during fiscal year 2020 and operates under a written charter, which is posted on our website at https://investors.optioncarehealth.com/corporate-governance/highlights. As provided in the Audit Committee charter, the Audit Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, and the independence and performance of our internal audit function and independent registered public accounting firm) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee:
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reviewed and discussed the audited financial statements for the year ended December 31, 2020 with our management;

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discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

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received the written disclosures and the letter from the KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG the independence of KPMG.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020.
Respectfully submitted by:
Harry M. Jansen Kraemer, Jr.
R. Carter Pate
Nitin Sahney

PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
We are providing our stockholders an advisory vote on the compensation of our named executive officers, also known as a “say-on-pay” proposal. At our 2017 Annual Meeting, holding future non-binding advisory votes every year received the most votes from our stockholders, and the Board subsequently adopted this as its official position. Accordingly, this Proposal 3 is being submitted to you to obtain the non-binding advisory vote of the stockholders in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 14A of the Exchange Act and the SEC’s rules. After the Annual Meeting, unless the Board modifies its position, we expect that the next stockholder advisory vote on our executive compensation program will occur at our 2022 Annual Meeting of Stockholders. Our executive compensation program, including our compensation philosophy and goals, is disclosed in CD&A.
This proposal will give stockholders the opportunity to support our executive compensation programs and policies and the resulting compensation for the named executive officers, as described in this Proxy Statement in the Executive Compensation section, including the CD&A, the tabular disclosure regarding such compensation and our accompanying narrative disclosure. Because the vote on this Proposal 3 is advisory, the results will not be binding on the Compensation Committee, and the results will not affect, limit or augment any existing compensation or awards. However, we believe our compensation policies and procedures are strongly aligned with the long-term interests of our stockholders. Because of this, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.
For the reasons discussed above, we are asking stockholders to indicate their support for our NEO compensation as described in this proxy statement by voting “FOR” the following resolution. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
“RESOLVED, that Option Care Health, Inc.’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Option Care Health Inc.’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
The Board recommends you vote “FOR” the resolution approving the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL 4 — AMENDMENT TO THE OPTION CARE HEALTH, INC. 2018 EQUITY
INCENTIVE PLAN
The Board believes that the Company’s equity compensation programs align the interests of management, directors and stockholders to increase long-term stockholder value by giving directors, executives and other key employees a stake in our success. By permitting us to grant equity in our Company, our Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan”) is a key tool for attracting, rewarding, motivating and retaining the key personnel necessary for us to achieve our business objectives and increase stockholder value. At the Annual Meeting, we are requesting that stockholders approve the reservation of an additional 5,000,000 shares of Common Stock for future issuance under the 2018 Plan in order to ensure that we continue to have sufficient shares available for (1) our annual grants to non-executive employees, (2) grants to potential executive new hires and (3) annual grants to executive management. No other changes will be made to the 2018 Plan.
In determining and recommending the increase to the share reserve under the 2018 Plan, our Board considered, in addition to the factors cited above, a number of factors, including dilutive impact, burn rate and plan duration. Our Board considered the number of equity awards that we have granted historically. The one- and two-year average burn rate of .5% and .3%, respectively, were below the peer group 25th percentile one- and three-year average burn rate of 1.7% and 1.9%, respectively.
Based on our historical grant practices, we currently forecast granting equity awards covering approximately 1,500,000 shares over the next 12-month period, which is equal to approximately 0.83% of the fully diluted number of shares of our Common Stock outstanding as of December 31, 2020. In light of this forecast, we believe, and our Board considered, that the increase to the Plan’s share reserve will provide a sufficient number of shares to allow us to grant equity awards for the purpose of our expected new hires, any special retention needs and employee growth. However, circumstances could alter this projection, such as a change in business conditions, our stock price, competitive pressures for attracting and retaining employees, or our company strategy.
As of December 31, 2020, we have outstanding equity awards under the Plan covering approximately 962,481 shares. These outstanding equity awards (commonly referred to as the “overhang”), together with the 2,618,690 shares currently available under the Plan, represent approximately 2% of the fully diluted number of shares of our Common Stock. The dilutive impact of the additional 5,000,000 shares that would be available for issuance under the 2018 Plan would increase the overhang by approximately 2.7% percentage points to approximately 4.7% based on our fully diluted number of shares of our Common Stock as of December 31, 2020.
Absent the Plan Amendment, the shares reserved for issuance under the 2018 Plan may be insufficient to achieve our future incentive, recruiting and retention objectives, and we believe the Plan Amendment is important for our continued success.
Description of the 2018 Plan
The following discussion summarizes the material terms of the 2018 Plan. This discussion is not intended to be complete and is qualified in its entirety by reference to the 2018 Plan, a copy of which is attached to this proxy statement as Appendix A.
Administration
The 2018 Plan is administered by the Compensation Committee, or such other committee appointed by the Board, which shall consist of at least two or more members of the Board. Each director, while serving as a member of the Compensation Committee, must satisfy the requirements for a “non-employee director” under Rule 16b-3 of the Exchange Act and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal securities exchange on which the Common Stock is traded or listed, the Compensation Committee may delegate, by means of an express resolution that sets forth the requirements and limitations relating to the delegation and the procedure to be followed to grant any awards under the 2018 Plan, to (1) a committee of one or more directors of the

Company any of the authority of the Compensation Committee under the 2018 Plan, including the right to grant, cancel or suspend awards made under the 2018 Plan and (2) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant awards under the 2018 Plan to key employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Compensation Committee pursuant to the 2018 Plan to cancel or suspend awards under the 2018 Plan to key employees who are not directors or executive officers of the Company. The Compensation Committee has full power and authority to determine the terms and conditions that apply to any award upon a separation of service with the Company or any subsidiaries.
All grants under the 2018 Plan are evidenced by a certificate (an “Award Agreement”) that incorporate such terms and conditions as the Compensation Committee deems necessary or appropriate.
Coverage Eligibility and Annual Grant Limits
The 2018 Plan provides that key employees and directors may be issued awards (each, an “Award”) consisting of stock options (“Options”), stock appreciation rights (“SARs”), restricted stock units (“Restricted Stock Units”), stock grants (“Stock Grants”) and, solely to key employees, performance units (“Performance Units”). A key employee is any employee of the Company or any subsidiary, parent or affiliate of the Company designated by the Compensation Committee who, in the judgment of the Compensation Committee, acting in its absolute discretion, is key directly or indirectly to the success of the Company. For purposes of the Plan, the Company estimates that there are currently approximately 200 key employees, no key consultants and nine (9) non-employee directors. The Annual Grant Limits under the 2018 Plan are 3,000,000 shares for any combination of Options, SARs and Stock Grants and Restricted Stock Units that are intended to comply with the provisions of the 2018 Plan that pertain to awards subject to the attainment of performance goals. The 2018 Plan also limits total director compensation in any one calendar year to $500,000 (the “Director Limit”).
Shares Reserved for Issuance Under the 2018 Plan
Subject to adjustment as described under “Adjustment for Change in Capitalization” and “Mergers” below, there are 16,406,939 shares of Common Stock authorized for issuance under the 2018 Plan, all of which may be subject to ISOs (as defined herein). If the Plan Amendment is approved, the number of shares authorized for issuance under the 2018 Plan will increase by 5,000,000 to 21,406,939 shares of Common Stock. Any shares issued under the 2018 Plan may consist, in whole or in part, of authorized and unissued shares of Common Stock, treasury shares of Common Stock or shares of Common Stock purchased in the open market or otherwise. Any shares of Common Stock that are issued subject to Awards of Options or SARs will be counted against this limit as one share of Common Stock for every one share of Common Stock granted. Any shares of Common Stock that are issued subject to Awards other than Options or SARs will be counted against this limit as 1.18 shares of Common Stock for every one share of Common Stock granted.
If any shares of Common Stock subject to an Award are forfeited or expire or any Award is settled for cash (in whole or in part), the shares of Common Stock subject to such Award become, to the extent of the forfeiture, expiration or cash settlement, available for issuance under the 2018 Plan as described in the next paragraph. The following shares of Common Stock are not to be added to the shares of Common Stock authorized for grant as described above: (1) shares of Common Stock tendered by a key employee or director or withheld by the Company in payment of the purchase price of an Option, (2) shares of Common Stock tendered by a key employee or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (3) shares of Common Stock subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof.
Any shares of Common Stock that again become available for grant pursuant to the 2018 Plan are added back as one share of Common Stock for every one share of Common Stock granted if such shares of Common Stock were subject to Options or SARs granted under the 2018 Plan, and as 1.18 shares of Common Stock for every one share of Common Stock granted if such shares of Common Stock were subject to Awards other than Options or SARs granted under the 2018 Plan.
Shares of Common Stock under Awards made in substitution or exchange for awards granted by a company acquired by the Company or any affiliate or subsidiary, or with which the Company or any affiliate or subsidiary combines, do not reduce the shares of Common Stock authorized for grant under the 2018 Plan. Additionally, in the event that a company acquired by the Company or any affiliate or subsidiary or with which the Company or any affiliate or subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of that pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the 2018 Plan and will not reduce the shares of Common Stock authorized for grant under the 2018 Plan. But Awards using any such shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of the Company, an affiliate or a subsidiary prior to such acquisition or combination.
Default Vesting
All awards under the 2018 Plan have a minimum vesting period of one year from the date of grant. The foregoing notwithstanding, the Compensation Committee or Board may provide for earlier vesting, but only with respect to a maximum of five percent (5%) of the total number of shares of Common Stock available for issuance under the 2018 Plan (the “Carve-out”).
Options
The Compensation Committee acting in its absolute discretion has the right to grant Options to key employees and directors to purchase shares of Common Stock. Each grant is evidenced by an option certificate setting forth whether the Option is an incentive stock option (“ISO”), which is intended to qualify for special tax treatment under Section 422 of the Code, or a non-qualified incentive stock option (“Non-ISO”). Each Option granted under the 2018 Plan entitles the holder thereof to purchase the number of shares of Common Stock specified in the grant at the exercise price specified in the related option certificate. At the discretion of the Compensation Committee, the option certificate can provide for payment of the exercise price either in cash, by check, or in Common Stock or in any combination thereof. The exercise price may also be paid (1) through any cashless exercise procedure which is acceptable to the Compensation Committee or its delegate and which is facilitated through a sale of Common Stock, (2) with the consent of the Compensation Committee, by withholding Common Stock otherwise issuable in connection with the exercise of the Option, and (3) through any other method specified in an Award Agreement.
The terms and conditions of each Option granted under the 2018 Plan are determined by the Compensation Committee, but no Option will be granted with an exercise price which is less than the fair market value of the Common Stock on the grant date (generally, the closing price for the Common Stock on the principal securities exchange on which the Common Stock is traded or listed on the date the Option is granted or, if there was no closing price on that date, on the last preceding date on which a closing price was reported). In addition, if the Option is an ISO that is granted to a 10% stockholder of the Company, the Option exercise price will be no less than 110% of the fair market value of the shares of Common Stock on the grant date. Except for adjustments as described under “Adjustment for Change in Capitalization” and “Mergers” below, without the approval of the Company’s stockholders, the option price shall not be reduced after the Option is granted, an Option (with a fair market value less than the Option price) may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock is traded.
No Option granted to an employee of the Company or any subsidiary of the Company may be exercisable before the expiration of one year from the Option grant date, except in accordance with the Carve-out provided under the 2018 Plan. No Option may be exercisable more than 10 years from the grant date, or, if the Option is an ISO granted to a 10% stockholder of the Company, it may not be exercisable more than five years from the grant date. Moreover, no Option will be treated as an ISO to the extent that the aggregate fair market value of the Common Stock subject to the Option (determined as of the date the ISO was granted) which would first become exercisable in any calendar year exceeds $100,000. The Compensation

Committee may not, as part of an Option grant, provide for an Option reload feature whereby an additional Option is automatically granted to pay all or a part of the Option exercise price or a part of any related tax withholding requirement, or provide that dividends or dividend equivalents be paid with respect to the Option.
Stock Appreciation Rights
SARs may be granted by the Compensation Committee to key employees and directors under the 2018 Plan, either as part of an Option or as stand-alone SARs. The terms and conditions for a SAR granted as part of an Option are set forth in the related Option certificate while the terms and conditions of a stand-alone SAR are set forth in a related SAR certificate. SARs entitle the holder to receive an amount (in cash, Common Stock, or a combination of cash and Common Stock as determined by the Compensation Committee) equal to the excess of the fair market value of one share of Common Stock as of the date such right is exercised over the initial stock price specified in the option certificate or SAR certificate (the “SAR Value”), multiplied by the number of shares of Common Stock in respect of which the SAR is being exercised. The SAR Value for a SAR will be no less than the fair market value of a share of Common Stock as determined on the grant date in accordance with the 2018 Plan. Except for adjustments as described under “Adjustment for Change in Capitalization” and “Mergers” below, without the approval of the Company’s stockholders, the SAR Value will not be reduced after the SAR is granted, a SAR may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to a SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock is traded. In no event may a SAR granted to an employee of the Company or a subsidiary of the Company be exercisable before the expiration of one year from the SAR grant, except in accordance with the Carve-out provided under the 2018 Plan. No SAR may be exercisable more than 10 years from the grant date. The Compensation Committee may not, as part of a SAR grant, provide that dividends or dividend equivalents be paid with respect to the SAR.
Restricted Stock Units
The Compensation Committee acting in its absolute discretion has the right to grant Restricted Stock Units to key employees and directors and may prescribe that vesting of any or all of the Restricted Stock Units shall be subject to the achievement of one or more performance objectives. The value of each Restricted Stock Unit corresponds to the fair market value of a share of Common Stock. The terms and conditions are set forth in the related restricted unit certificate. Grants of Restricted Stock Units subject solely to continued service with the Company or a subsidiary will not become fully vested less than one year from the date of grant, except in accordance with the Carve-out provided under the 2018 Plan. The foregoing notwithstanding, Restricted Stock Units subject to the achievement of performance objectives will not become vested less than one year from the date of grant. There will be no adjustment to Restricted Stock Units for dividends paid by the Company, except for adjustments made by the Compensation Committee as described under “Adjustment for Change in Capitalization” below. The Compensation Committee may not, as part of a Restricted Stock Unit grant, provide that dividend equivalents be paid with respect to Restricted Stock Units, until such time as the Restricted Stock Units vest.
Unless a key employee or director has made a deferral election in accordance with the 2018 Plan, upon vesting of a Restricted Stock Unit, the key employee or director will receive payment from the Company in shares of Common Stock issued under the 2018 Plan equal to the number of vested Restricted Stock Units and the Restricted Stock Units will then be automatically cancelled. The Compensation Committee in its absolute discretion may permit a key employee or director to elect to defer the receipt of the delivery of shares of Common Stock that would otherwise be due upon the vesting of Restricted Stock Units provided that such an election is made in accordance with Section 409A of the Code.
Stock Grants
A Stock Grant may be made by the Compensation Committee to key employees and directors under the 2018 Plan. The terms and conditions for a Stock Grant made are set forth in the related stock grant certificate and are determined by the Compensation Committee acting in its sole discretion. The Compensation Committee may make the issuance of Common Stock under a Stock Grant subject to the satisfaction of one or more employment, performance, purchase or other conditions and may make the forfeiture of Common Stock issued pursuant to such a grant subject to similar conditions. The Compensation Committee may, at the time a Stock Grant is made, prescribe corporate, divisional, and/or individual performance goals to all or any portion of the shares subject to the Stock Grant, including goals based on achieving a certain level of total revenue, EBITDA, earnings, earnings per share or return on equity of the Company and its subsidiaries and affiliates, or on the extent of changes in those criteria. Upon the satisfaction of any applicable forfeiture conditions and performance goals, the shares underlying the Stock Grant will be transferred to the key employee or director. Stock Grants subject solely to continued service with the Company or a subsidiary will not become fully vested less than one year from the date of grant (except in accordance with the Carve-out provided under the 2018 Plan). The foregoing notwithstanding, Stock Grants subject to the achievement of performance conditions will not become vested less than one year from the date of grant. Unless otherwise provided in the Award Agreement, cash dividends paid on the Common Stock will be distributed to the holder of a Stock Grant, and any stock dividends on the Common Stock will be subject to the same forfeiture conditions as the shares subject to the Stock Grant.
Performance Units
Performance Units may be granted to key employees under the 2018 Plan. The terms and conditions for the Performance Units, including the performance goals, the performance period and a value for each Performance Unit (or a formula for determining such value), are established by the Compensation Committee acting in its sole discretion and shall be set forth in a written agreement covering such Performance Units. The Compensation Committee shall specify corporate, division and/or individual performance goals which the key employee must satisfy in order to receive payment for such Performance Unit. If the performance goals are satisfied, the Company shall pay the key employee an amount in cash equal to the value of each Performance Unit at the time of payment.
Performance Goals
Performance goals for an award of Performance Units or a Stock Grant to Covered Officers (as such term is used in the 2018 Plan) shall be based on achieving specified levels of one or any combination of the performance goals (with respect to the Company on a consolidated basis, by division, segment and/or business unit) set forth in the 2018 Plan, including net sales; revenue; revenue growth or product revenue growth; operating income; pre- or after-tax income; earnings per share; net income; return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings; economic value-added models or equivalent metrics; enterprise value metrics; comparisons with various stock market indices; costs reductions, savings, controls or objectives; cash flow or cash flow per share; return on capital; cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins, EBITDA or cash margin; operating efficiencies; year-end cash; debt reductions; stockholder equity; market share; specific and objectively determinable regulatory achievements; and implementation, completion or attainment of specific and objectively determinable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary. The Compensation Committee may express any goal in alternatives, such as including or excluding (a) any acquisitions, dispositions, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. The Compensation Committee may appropriately adjust any evaluation of the performance criteria to exclude certain events that occur during an applicable performance period.
Director Awards
The Board may provide that all or a portion of a Director’s annual retainer, meeting fees and/or other awards or compensation be payable in the form of Non-ISOs, Restricted Share Units and/or Stock-Based Awards, including unrestricted shares of Common Stock; and the Board determines the terms and conditions of such awards, which may be made via awards under the 2018 Plan. The foregoing notwithstanding, compensation to Directors is subject to the Director Limit.
Non-Transferability
No Award is transferable by a key employee or director other than by will or the laws of descent and distribution, and any Option or SAR will (absent the Compensation Committee’s consent) be exercisable during a key employee’s or director’s lifetime only by the key employee or director, except that the Compensation Committee may provide in an Award Agreement that a key employee or director may transfer an award to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Compensation Committee.
Amendments to the 2018 Plan
The 2018 Plan may be amended by the Board to the extent that it deems necessary or appropriate (but any amendment relating to ISOs will be made subject to the limitations of Code Section 422), except that no amendment will be made without stockholder approval to the extent required under applicable law or exchange rule and no amendment may be made to the change in control provisions of the 2018 Plan described below under “Change in Control” on or after the change in control date if it would adversely affect any rights that would otherwise vest on that date. The Board may suspend granting Awards or may terminate the 2018 Plan at any time. The Board may not unilaterally modify, amend or cancel any Award previously granted without the consent of the holder of such Award, unless there is a dissolution or liquidation of the Company or in connection with certain corporate transactions.
Adjustment for Change in Capitalization
The number, kind, or class of shares of Common Stock reserved for issuance under the 2018 Plan, the annual grant limits, the number, kind or class of shares of Common Stock subject to Options, Restricted Stock Units, Stock Grants or SARs granted under the 2018 Plan and the exercise price of Options and the SAR Value of SARs granted shall be adjusted by the Compensation Committee in an equitable manner to reflect any change in the capitalization of the Company (including stock dividends or stock splits).
Mergers
The Compensation Committee as part of any transaction described in Code Section 424(a) shall have the right to adjust (in any manner which the Compensation Committee in its discretion deems consistent with Code Section 424(a)) the number, kind or class of shares of Common Stock reserved for issuance under the 2018 Plan, the annual grant limits, and the number, kind or class of shares of Common Stock subject to Option, Restricted Stock Unit and SAR grants and Stock Grants previously made under the 2018 Plan and the related exercise price of the Options and the SAR Values and, further, shall have the right to make (in any manner which the Compensation Committee in its discretion deems consistent with Code Section 424(a)) Option, Restricted Stock Unit and SAR grants and Stock Grants to effect the assumption of, or the substitution for, option, stock appreciation right, restricted stock unit and stock grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants.
Change in Control
Assumption or Substitution of Certain Awards.   Unless otherwise provided in an Award Agreement, in the event of a Change in Control (as defined in the 2018 Plan, and which includes when any person or group is or becomes a beneficial owner of securities of the Company representing 50% or more voting power of the Company’s outstanding securities eligible to vote for the election of the Board) in which the successor company assumes or substitutes for an Option, Restricted Stock Unit, SAR, or Stock Grant, if a key employee’s employment with the successor company (or a subsidiary thereof) terminates under the circumstances specified in the Award Agreement within 24 months following the Change in Control: (1) Options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months (or the period of time set forth in the Award Agreement), and (2) restrictions, limitations and other conditions applicable to Restricted Stock

Units and Stock Grants shall lapse and the Restricted Stock Units and Stock Grants will become free of all restrictions and limitations and become fully vested.
Non-Assumption or Substitution of Certain Awards.   Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company does not assume or substitute for an Option, Restricted Stock Unit, SAR, or Stock Grant: (1) those Options and SARs outstanding as of the date of the Change in Control that are not assumed or substituted for will immediately vest and become fully exercisable, and (2) restrictions and deferral limitations on Restricted Stock Units and Stock Grants that are not assumed or substituted for will lapse and the Restricted Stock Units and Stock Grants will become free of all restrictions and limitations and become fully vested.
Impact on Certain Awards.   Award Agreements may provide that in the event of a Change in Control: (1) Options and SARs outstanding as of the date of the Change in Control will be cancelled and terminated without payment if the fair market value of one share of Common Stock as of the date of the Change in Control is less than the Option Price or SAR Value, and (2) all Performance Units and other performance-based awards will be considered to be earned and payable (either in full based on target or actual performance, or pro rata based on actual performance or based on the portion of the performance period completed as of the date of the Change in Control), and any limitations or other restriction will lapse and the Performance Units will be immediately settled or distributed.
Clawback Provisions
Any award granted under the 2018 Plan is subject to mandatory repayment by the participant to the Company to the extent such participant is or becomes subject to any clawback or recoupment policy adopted by the Company or any affiliate to comply with applicable laws, rules or regulations (including final SEC rules pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act), or otherwise, or any applicable laws which impose mandatory recoupment, including the Sarbanes-Oxley Act of 2002.
Federal Income Tax Consequences
The rules concerning the federal income tax consequences with respect to Awards under the 2018 Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. The applicable statutory and regulatory provisions are also subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.
ISOs.   In general, a key employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the key employee will be required to treat an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the option exercise price as an item of adjustment in computing the key employee’s alternative minimum taxable income. If the key employee does not dispose of the Common Stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of the exercise of the ISO, a subsequent disposition of the Common Stock generally will result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and exercise price. The Company will not be entitled to any federal income tax deduction as a result of such disposition. In addition, the Company normally will not be entitled to take a federal income tax deduction at either the grant or the exercise of an ISO.
If the key employee disposes of the Common Stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of  (1) the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price or (2) the amount realized upon disposition of the Common Stock over the exercise price. Any gain in excess of such amount recognized by the key employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).
Non-ISOs.   A key employee or director will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the key employee or director generally will recognize ordinary income and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Upon a subsequent sale of the Common Stock by the key employee or director, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).
SARs.   A key employee or director will not recognize any taxable income upon the grant of a SAR, and the Company will not be entitled to take an income tax deduction at the time of such grant. A key employee or director will recognize ordinary income for federal income tax purposes upon the exercise of a SAR under the 2018 Plan for cash, Common Stock or a combination of cash and Common Stock, and the amount of income that the key employee or director will recognize will depend on the amount of cash, if any, and the fair market value of the Common Stock, if any, that the key employee or director receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.
Restricted Stock Units.   A key employee or director generally will not recognize income for federal income tax purposes upon the grant of a Restricted Stock Unit. If the terms of a Restricted Stock Unit satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the amount of cash paid at the time of payment. However, if the terms of a Restricted Stock Unit fail to satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the value of his or her Restricted Stock Unit at the time of his or her interest in the unit is no longer subject to a substantial risk of forfeiture. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income.
Stock Grants.   A key employee or director generally will recognize ordinary income for federal income tax purposes when such individual’s interest in a Stock Grant is no longer subject to a substantial risk of forfeiture. Such income will equal the excess of the then fair market value of the Common Stock subject to such Stock Grant over the purchase price, if any, paid for such stock. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income, if the Company satisfies the applicable federal income tax reporting requirements.
Performance Units.   A key employee or director generally will not recognize income for federal income tax purposes upon the grant of a Performance Unit. If the terms of a Performance Unit satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the amount of cash paid at the time of payment. But if the terms of a Performance Unit fail to satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the value of his or her Performance Unit at the time of his or her interest in the unit is no longer subject to a substantial risk of forfeiture. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income.
Vote Required for Approval
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon at the Annual Meeting will constitute the stockholders’ approval of the amendment to the 2018 Plan. Abstentions will be counted as shares present and entitled to vote and therefore will have the same effect as a vote against Proposal 4. Broker “non-votes” will not be deemed represented at the Annual Meeting for purposes of voting on Proposal 4 and, therefore, will have no effect on Proposal 4.
New Plan Benefits
As of the date of this proxy statement, other than the awards to our NEOs (as described above “Compensation Discussion and Analysis — Compensation Changes for 2021”), which are governed by the terms of the 2018 Plan prior to its proposed amendment, our Compensation Committee has not approved any such awards or determined any allocation of these awards among eligible recipients. The number of awards that an employee, consultant or non-employee director may receive under the 2018 Plan is in the discretion of the Compensation Committee and cannot be determined in advance.
Equity Compensation Plan Information
We currently maintain one equity compensation plan under which our equity securities are authorized for issuance: the 2018 Plan. The following table provides information as of December 31, 2020 regarding outstanding awards under the 2018 Plan and securities remaining available for issuance under the 2018 Plan, all of which pertain to our common stock.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)(1)	(b)	(c)(2)
Equity Compensation Plans Approved by our Security Holders	962,481	$14.85	2,618,690
Equity Compensation Plans Not Approved by Our Security Holders	—	—	—
Total	962,481	$14.85	2,618,690

(1)
All awards reflected in this column (a) are under the 2018 Plan. Such awards include stock options and restricted stock units (which include both time-based and performance-based units). The restricted stock units are not taken into account for purposes of the weighted-average exercise price in column (b).

(2)
All securities reflected in this column (c) are shares of our common stock available under the 2018 Plan.

Recommendation of the Board
The Board believes that the proposal is in the best interests of the Company and our shareholders, and recommends that shareholders vote “FOR” the proposal to approve the amendment to the Option Care Health, Inc. 2018 Equity Incentive Plan.
The Board recommends you vote “FOR” the resolution approving the amendment to the Option Care Health, Inc. 2018 Equity Incentive Plan.

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.
ANNUAL REPORT
A copy of the 2020 Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC, is enclosed but is not to be regarded as proxy solicitation materials. You may obtain an additional copy at no charge through our website or by contacting us for a printed set. In addition, the exhibits of the 2020 Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction. You may contact us for these purposes at: Option Care Health, Inc., 3000 Lakeside Dr., Suite 300N, Bannockburn, IL 60015, Attention: Investor Relations.
INCORPORATION BY REFERENCE
The Audit Committee Report and Compensation Committee Report shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information on these websites is not part of this document.
AVAILABILITY OF SEC FILINGS, CODE OF BUSINESS CONDUCT AND COMMITTEE CHARTERS
Copies of our reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports filed with the SEC, and our Code of Business Conduct and the charters of the Audit Committee, Compensation Committee and Nominating Committee, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, https://investors.optioncarehealth.com/ or may be requested in print, at no cost, by email at investor.relations@optioncare.com or by mail at Option Care Health, Inc., 3000 Lakeside Dr., Suite 300N, Bannockburn, IL 60015, Attention: Investor Relations.
WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is https://investors.optioncarehealth.com/investor-overview. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.
COST OF PROXY SOLICITATION
Option Care is paying the expenses of this solicitation. Option Care will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and Option Care will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. We have engaged Broadridge Financial Solutions, Inc. to assist us in the distribution of proxies. In addition to solicitation by mail, directors, officers and other employees of Option Care may solicit proxies in person or by telephone, facsimile, email or other similar means.

Appendix A
OPTION CARE HEALTH, INC.
2018 EQUITY INCENTIVE PLAN
AMENDED AND RESTATED AS OF             , 2021

A-i

A-ii

A-iii

SECTION 1.
BACKGROUND AND PURPOSE
The purpose of this Plan is to promote the interest of Option Care Health, Inc. (the “Company”), a Delaware corporation, by authorizing the Committee to grant Awards to Key Employees and Directors in order (1) to attract and retain Key Employees and Directors, (2) to provide an additional incentive to each Key Employee and Director to work to increase the value of Stock and (3) to provide each Key Employee and Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s stockholders.
SECTION 2.
DEFINITIONS
2.1   Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.
2.2   Award — means any Option, Stock Appreciation Right, Restricted Stock Unit, Stock Grant or Performance Unit made pursuant to the provisions of the Plan.
2.3   Award Agreement — means any Option Certificate, Restricted Stock Unit Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.
2.4   Board — means the Board of Directors of the Company.
2.5   Change in Control — means unless otherwise provided in an Award Agreement, the occurrence of any one of the following events:
(a)   During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(b)   Any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Affiliate or Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or Subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of or group of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by such person or group;
(c)   The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the

“Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non- Qualifying Transaction”);
(d)   The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company;
(e)   The consummation of a sale of all or substantially all of the Company’s assets.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
Unless otherwise provided in an applicable Award Agreement, solely for the purpose of determining the timing of any payments pursuant to any Awards constituting a “deferral of compensation” subject to Section 409A of the Code, (i) a Change in Control shall be limited to a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations. No Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a change of control of the Company (e.g., upon the announcement, commencement, or stockholder approval of any event or transaction that, if completed, would result in a change in control of the Company).
2.6   Code — means the Internal Revenue Code of 1986, as amended.
2.7   Committee — means the Management Development & Compensation Committee, or such other committee appointed by the Board, which shall have at least 2 members, each of whom shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.
2.8   Covered Officer — means at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m) of the Code as it existed prior to being amended by Public Law No: 115-97 (the Tax Cuts and Jobs Act); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company or the taxable year of the Company in which the applicable Award will be paid or vested, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

2.9   Director — means a non-employee member of the Board.
2.10   Ending Value — means, a value for each Performance Unit or a formula for determining the value of each Performance Unit at the time of payment.
2.11   Fair Market Value — means (1) the closing price on any date for a share of Stock on the principal securities exchange on which the Stock is traded or listed or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with clause (1) for the immediately preceding business day, or, if the Stock is not traded or listed on any securities exchange, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.
2.12   ISO — means an Option which is intended to satisfy the requirements of § 422 of the Code.
2.13   Key Employee — means an employee of the Company or any Subsidiary or Parent or Affiliate designated by the Committee who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of the Company.
2.14   1933 Act — means the Securities Act of 1933, as amended.
2.15   1934 Act — means the Securities Exchange Act of 1934, as amended.
2.16   Non-ISO — means an Option which is not intended to satisfy the requirements of § 422 of the Code.
2.17   Option — means an option to purchase Stock which is granted under § 7.
2.18   Option Certificate — means the written certificate which sets forth the terms and conditions of an Option granted under this Plan.
2.19   Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.
2.20   Parent — means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.
2.21   Performance Goal — means a performance goal described in § 11.3.
2.22   Performance Period — means a performance period as described in § 11.4.
2.23   Performance Unit — means an Award granted under § 11.
2.24   Plan — means this Option Care Health, Inc. 2018 Equity Incentive Plan as adopted by the Board and as amended from time to time thereafter.
2.25   Prior Plan — means the Company’s 2008 Incentive Stock Plan, as the same was amended and/or restated from time to time.
2.26   Restricted Stock Unit — means an Award granted under § 9.
2.27   Restricted Stock Unit Certificate — means the written certificate which sets forth the terms and conditions of a Restricted Stock Unit.
2.28   Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.
2.29   SAR Value — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.
2.30   Stock — means the common stock, $.0001 par value per share, of the Company.
2.31   Stock Appreciation Right — means a right to receive the appreciation in a share of Stock which is granted under § 8.

2.32   Stock Appreciation Right Certificate — means the written certificate which sets forth the terms and conditions of a Stock Appreciation Right which is not granted to a Key Employee as part of an Option.
2.33   Stock Grant — means Stock granted under § 10.
2.34   Stock Grant Certificate — means the written certificate which sets forth the terms and conditions of a Stock Grant.
2.35   Subsidiary — means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.
2.36   Substitute Awards — Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or Subsidiary or with which the Company or any Affiliate or Subsidiary combines.
2.37   Ten Percent Shareholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.
SECTION 3.
SHARES RESERVED UNDER PLAN
3.1   Number of Shares
(a)   Subject to adjustment as provided in § 16, a total of 21,406,939 shares of Stock shall be authorized for issuance under the Plan, all of which may be subject to ISOs, less one (1) share of Stock for every one (1) share of Stock that was subject to an Option or Stock Appreciation Right granted after December 31, 2017 under the Prior Plan and one and 18/100 (1.18) shares of Stock for every one (1) share of Stock that was subject to an Award other than an Option or Stock Appreciation Right granted after December 31, 2017 under the Prior Plan. Any shares of Stock that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) share of Stock for every one (1) share of Stock issued. Any shares of Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and 18/100 (1.18) shares of Stock for every one (1) share of Stock issued. As of the Effective Date, no further grants or awards will be made under the Prior Plan.
(b)   If any shares of Stock subject to an Award, or after December 31, 2017 an award under the Prior Plan, are forfeited or expire, or any Award, or after December 31, 2017 an award under the Prior Plan, is settled for cash (in whole or in part), the shares of Stock subject to such Award or such award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with § 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added to the shares of Stock authorized for issuance under paragraph (a) of this Section: (i) shares of Stock tendered by the Key Employee or Director or withheld by the Company in payment of the purchase price of an Option, (ii) shares of Stock tendered by the Key Employee or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) shares of Stock subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof.
(c)   Substitute Awards shall not reduce the shares of Stock authorized for issuance under the Plan or authorized for grant to a Participant under § 6. Additionally, in the event that a company acquired by the Company or any Affiliate or Subsidiary or with which the Company or any Affiliate or Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for issuance pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company, an Affiliate or a Subsidiary prior to such acquisition or combination.
(d)   Any shares of Stock that again become available for issuance pursuant to this § 3 shall be added back as one (1) share of Stock if such shares of Stock were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and as one and 18/100 (1.18) shares of Stock if such shares of Stock were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.
3.2   Character of Shares.   Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.
SECTION 4.
EFFECTIVE DATE
The effective date of this Plan shall be the date of its approval by the shareholders of the Company at a duly called meeting (the “Effective Date”).
SECTION 5. COMMITTEE
5.1   Committee Powers.   This Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Key Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of shares of Stock to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Stock or other property; (vi) determine whether, to what extent, and under what circumstances cash, shares of Stock, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Key Employee or Director; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have dividend equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a separation from service with the Company, its Subsidiaries and Affiliates, including a separation from the Company with or without Cause, by a Participant voluntarily, or by reason of death, disability, or retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.
5.2   Committee Decisions and Meetings.   Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Affiliate or Subsidiary, and any Participant employed by any of the foregoing. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the Board.
5.3   Delegation.   To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal securities exchange on which the Stock is traded or listed, the Committee may delegate, by means of an express resolution that sets forth the requirements and limitations relating to the delegation and the procedures to be followed to grant any Awards, to (i) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Key Employees who are not Directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Key Employees who are not Directors or executive officers of the Company.
SECTION 6.
ELIGIBILITY, ANNUAL GRANT CAPS AND DEFAULT VESTING
6.1   Eligibility, Annual Grant Caps.   Any Key Employee or Director shall be eligible to be designated a Participant; provided, however, that Directors shall only be eligible to receive Awards granted consistent with § 12. Only Key Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. No Key Employee in any calendar year shall be granted more than 3,000,000 shares of Stock (subject to adjustment under § 16) with respect to the following (i) Options to purchase shares of Stock, (ii) Stock Appreciation Rights (based on the appreciation with respect to shares of Stock); and (iii) Stock Grants and Restricted Stock Units that are intended to comply with the requirements of § 11 of the Plan.
6.2   Default Vesting.   Except as otherwise provided below, any Award that: (a) is not a Performance Unit Award shall have a minimum vesting period of one year from the date of grant (a “Minimum Vesting Period”); or (b) is a Performance Unit Award shall have a minimum performance period of one year from the date of grant (a “Minimum Performance Period”). The foregoing notwithstanding, five percent (5%) of the total number of Shares available for issuance under this Plan may be granted without regard to any Minimum Vesting Period or Minimum Performance Period, as applicable, described in this § 6.2.
SECTION 7. OPTIONS
7.1   Committee Action.   The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees and Directors under this Plan from time to time to purchase shares of Stock. Each grant of an Option shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO.
7.2   $100,000 Limit.   No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.
7.3   Option Price.   The Option Price for each share of Stock subject to an Option (other than with respect to a Substitute Award) shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. Except for adjustments under § 16, without the approval of the Company’s stockholders, the Option Price shall not be reduced after the Option is granted, an Option (with a fair market value less than the Option Price) may not be cancelled in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), and no other action may be with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded.
7.4   Payment.   The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock and which is acceptable to the Committee or in any combination of cash, check and such Stock. The Option Price in addition may be paid (i) through any cashless exercise procedure which is acceptable to the Committee or its delegate and which is facilitated through a sale of Stock, (ii) with the consent of the Committee, by withholding Stock otherwise issuable in connection with the exercise of the Option, and (iii) through any other method specified in an Award agreement. Any payment made in Stock (including withholding of Stock) shall be treated as equal to the Fair Market Value of such Stock on the exercise date.
7.5   Exercise Period.   Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but in no event may an Option granted to an employee of the Company or any Subsidiary be exercisable before the expiration of one year from the date the Option is granted, except as otherwise permitted with respect to Substitute Awards, under circumstances contemplated by § 16, or under § 6.2 hereof. No Option Certificate shall make an Option exercisable on or after the earlier of (1) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or (2) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted. An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee or service of a Director has terminated for any reason whatsoever, including death or disability.
7.6   Reload Option Grants, Dividends Prohibited.   The Committee may not, as part of the grant of an Option, provide in the related Option Certificate for “reload” Option grants (i.e., the automatic grant of an additional Option to pay all or a part of the Option Price or using Stock to satisfy all or a part of any related tax withholding requirement). The Committee may not, as part of the grant of an Option, provide that dividends or dividend equivalents be paid with respect to such Option.
SECTION 8.
STOCK APPRECIATION RIGHTS
8.1   Committee Action.   The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Key Employees and Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.
8.2   Terms and Conditions.
(a)   Stock Appreciation Right Certificate.   If a Stock Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. Except for adjustments under § 16, without the approval of the Company’s stockholders the SAR Value shall not be reduced after the Stock Appreciation Right is granted, a Stock Appreciation Right may not be cancelled in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), and no other action may be taken with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but in no event may Stock Appreciation Right granted to an employee of the Company or any Subsidiary be exercisable before the expiration of one year from the date the Stock Appreciation Right is granted, except as otherwise permitted with respect to Substitute Awards, under circumstances contemplated by § 16, or under § 6.2 hereof. No Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.
(b)   Option Certificate.   If a Stock Appreciation Right is evidenced by an Option Certificate, the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but in no event may Stock Appreciation Right granted to an employee of the Company or any Subsidiary be exercisable before the expiration of one year from the date the Stock Appreciation Right is granted, except as otherwise permitted with respect to Substitute Awards, under circumstances contemplated by § 16, or under § 6.2 hereof.
8.3   Exercise.   A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3. The Committee may not, as part of the grant of a Stock Appreciation Right, provide that dividends or dividend equivalents be paid with respect to such Stock Appreciation Right.
SECTION 9.
RESTRICTED STOCK UNITS
9.1   Committee Action.   The Committee acting in its absolute discretion shall have the right from time to time to grant to Key Employees and Directors under this Plan Restricted Stock Units, the value of each of which corresponds to the Fair Market Value of a share of Stock. Each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Certificate that shall set forth the number of Restricted Stock Units granted to the Key Employee or Director, the vesting schedule applicable to such Restricted Stock Units and such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan. Restricted Stock Units subject solely to continued service with the Company or a Subsidiary shall not become vested over a period of less than one (1) year from the date of grant; provided that such restrictions shall not be applicable to the extent that a shorter vesting period is permitted in accordance with § 6.2 hereof. Notwithstanding § 6.2 hereof, Restricted Stock Units subject to the achievement of performance objectives shall not become vested over a period of less than one (1) year.
9.2   No Adjustment for Cash Dividends.   Except for dividend equivalent adjustments made by the Committee in accordance with § 16.1, unless otherwise determined by the Committee, there shall be no adjustment to Restricted Stock Units for dividends paid by the Company. In no event shall dividend equivalent rights be paid on Restricted Stock Units that are not vested unless and only to the extent the underlying Restricted Stock Units vest.
9.3   Payment for Restricted Stock Units.   Unless a Key Employee or Director has made a deferral election in accordance with § 9.4, a Key Employee or Director shall receive upon the vesting of a Restricted Stock Unit payment from the Company in Stock issued under this Plan, and the number of shares of Stock issued to the Key Employee or Director shall be equal to the number of Restricted Stock Units that have at such time become vested. At the time a Key Employee or Director receives shares of stock equal in number to such Key Employee’s or Director’s vested Restricted Stock Units, such vested Restricted Stock Units shall automatically be cancelled and shall give the Key Employee or Director no further rights to payment of any kind.
9.4   Deferrals.   The Committee, in its absolute discretion, may permit a Key Employee or Director to elect to defer such Key Employee’s or Director’s receipt of the delivery of shares of Stock that would otherwise be due to such Key Employee or Director by virtue of the vesting of a Restricted Stock Unit; provided such deferral election is made in accordance with the requirements of Section 409A of the Code. If any such deferral election is permitted by the Committee, the Committee shall, in its absolute discretion, establish additional rules and procedures for such payment deferrals. However, notwithstanding the preceding provisions of this § and notwithstanding any other provision of this Plan to the contrary, the Committee shall not, (1) in establishing the terms and provisions of any grant of Restricted Stock Units, or (2) in exercising its powers under this § 9.4, create any arrangement which would constitute an employee pension benefit plan as defined in § 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), unless the arrangement provides benefits solely to one or more individuals who constitute members of a select group of management or highly compensated employees (within the meaning of ERISA §§ 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6)).
9.5   Performance-Based Vesting.   Notwithstanding anything contained in § 9.1 hereof, the Committee may, at the time of grant of Restricted Stock Units to Key Employees, prescribe that vesting of all or any the Restricted Stock Units shall be subject to the achievement of one or more performance objectives and to such other provisions of § 11 as the Committee determines shall apply, including the Performance Goals set forth in § 11.3.
SECTION 10.
STOCK GRANTS
10.1   Committee Action.   The Committee acting in its absolute discretion shall have the right to make Stock Grants to Key Employees and Directors. Each Stock Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant and the conditions under which the Key Employee’s or Director’s interest in any Stock which has been issued will become non-forfeitable.
10.2   Conditions.
(a)   Conditions to Issuance of Stock.   The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of a Key Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under § 10.2(b) for the related Stock Grant.
(b)   Forfeiture Conditions.   The Committee acting in its absolute discretion may make Stock issued in the name of a Key Employee or Director subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or Director in particular, and the related Stock Grant Certificate shall set forth each such forfeiture condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Stock Grant Certificate may not provide for vesting of the Stock Grant subject solely to continued service with the Company or a Subsidiary over a period of less than one (1) year from the date of grant; provided that such restrictions shall not be applicable to the extent that a shorter vesting period is permitted in accordance with § 6.2 hereof. Notwithstanding § 6.2 hereof, Stock Grants subject to the achievement of performance conditions shall not become vested over a period of less than one (1) year. A Key Employee’s or Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant shall depend on the extent to which he or she timely satisfies each such condition.
10.3   Dividends and Voting Rights.   If a cash dividend is paid on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that a Key Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall pay such cash dividend directly to such Key Employee or Director except as otherwise be provided in the Award agreement. If a Stock dividend is paid on such a share of Stock during such period, such Stock dividend shall be treated as part of the related Stock Grant, and a Key Employee’s or Director’s interest in such Stock dividend shall be forfeited or shall become non-forfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes non-forfeitable. In no event shall any cash dividends or dividend equivalents be paid with respect to an Award of Restricted Stock Unit, Stock Grant or Performance Unit until such Award is vested and non-forfeitable, it being understood that dividends or dividend equivalents may be credited with respect to such Award, with payment subject to such Award actually vesting (if any). The disposition of each other form of dividend which is declared on such a share of Stock during such period shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Key Employee or Director also shall have the right to vote the Stock issued under his or her Stock Grant during such period.
10.4   Satisfaction of Forfeiture Conditions.   A share of Stock shall cease to be subject to a Stock Grant at such time as a Key Employee’s or Director’s interest in such Stock becomes non- forfeitable under this Plan, and the certificate representing such share shall be transferred to the Key Employee or Director as soon as practicable thereafter.
10.5   Performance-Based Vesting.   The Committee may, at the time a Stock Grant is made, prescribe that vesting of all or any portion of the shares subject to the Stock Grant shall be subject to the achievement of one or more performance conditions and to such other provisions of § 11 as the Committee determines shall apply, including the Performance Goals set forth in § 11.3.
SECTION 11.
PERFORMANCE UNITS
11.1   Committee Action.   The Committee (acting in its sole discretion) may from time to time grant Performance Units to Key Employees under the Plan representing the right to receive in cash an amount determined by reference to certain performance measurements, subject to such restrictions, conditions and other terms as the Committee may determine. Use of the term “Performance Unit” in this § 11 shall also include “Restricted Stock Unit” or “Stock Award” if the Committee has applied §§ 9.5 or 10.5 to such Award.
11.2   Conditions.   The written agreement covering Performance Units shall specify Performance Goals (as defined in § 11.3), a Performance Period (as defined in § 11.5)) and an Ending Value. Performance Units granted to a Key Employee shall be credited to a bookkeeping account established and maintained for such Key Employee.
11.3   Performance Goals.   With respect to each Award of Performance Units, the Committee (acting in its sole discretion) shall specify as Performance Goals the corporate, division, segment, business unit, and/or individual performance goals which must be satisfied in order for the Key Employee to be entitled to payment to such Performance Units. Performance Goals for an Award of Performance Units to a Covered Officer shall be based on achieving specified levels of one or any combination of the following with respect to the Company on a consolidated basis, by division, segment, and/or business unit: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization or earnings before interest, taxes, depreciation, amortization and option expense); economic value-added models or equivalent metrics; comparisons with various stock market indices; cost reductions, savings, controls or objectives; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; operating efficiencies; year-end cash; debt reductions; stockholder equity; specific and objectively determinable regulatory achievements; and implementation, completion or attainment of specific and objectively determinable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. The Performance Goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may express any goal in alternatives, such as including or excluding (a) any acquisitions or dispositions, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this § 11.3 to exclude any of the following events that occur during a performance period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any items that are “unusual in nature” or “infrequently occurring” within the meaning of generally accepted accounting principles or other extraordinary items that are included within management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (vi) the effect of adverse federal, governmental or regulatory action, or delays in federal, governmental or regulatory action, and (vii) any other event that the Committee determines is not directly related to the operations of the Company or not within the reasonable control of the Company’s management.
11.4   Performance Period.   The Committee (acting in its sole discretion) shall determine the Performance Period, which shall be the period of time during which the Performance Goals must be satisfied in order for the Key Employee to be entitled to payment of Performance Units granted to such Key Employee. Different Performance Periods may be established for different Performance Units. Performance Periods may run consecutively or concurrently.
11.5   Payment for Performance Units.   As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Goals for the Performance Period have been achieved. As soon as reasonably practicable after such determination, or at such later date or in such installments as the Committee shall determine at the time of grant, the Company shall pay to the Key Employee an amount in cash equal to the Ending Value of each Performance Unit as to which the Performance Goals have been satisfied.
SECTION 12.
DIRECTOR AWARDS
12.1   Awards.   The Board may provide that all or a portion of a Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Director) in the form of Non-Qualified Stock Options, Restricted Share Units and/or Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law. Subject to applicable legal requirements, the Board may also grant Awards to Directors pursuant to the terms of the Plan, including any Award described in §§ 7, 8, 9 or 10 above.
12.2   Applicable Limit.   Notwithstanding anything herein to the contrary, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a Director with respect to any calendar year, including equity Awards granted and cash fees paid by the Company to such Director, shall not exceed five hundred thousand dollars ($500,000) in value, calculating the value of any equity Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes.
SECTION 13.
NON-TRANSFERABILITY
Except as provided below, no Award shall be transferable by a Key Employee or Director other than by will or by the laws of descent and distribution. Any Option or Stock Appreciation Right shall (absent the

Committee’s consent) be exercisable during a Key Employee’s or Director’s lifetime only by the Key Employee or Director. To the extent and under such terms and conditions as determined by the Committee, a Key Employee or Director may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Key Employee’s or Director’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Key Employee or Director or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Key Employee or Director or the persons referred to in clause (i) are the only partners, members or stockholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Key Employee or Director shall remain bound by the terms and conditions of the Plan. The person or persons to whom an Award is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Key Employee or Director with respect to such Award.
SECTION 14.
SECURITIES REGISTRATION
As a condition to the receipt of shares of Stock under this Plan, the Key Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view toward resale or distribution to the public and, if so requested by Company, shall deliver to Company a written statement satisfactory to Company to that effect. Furthermore, if so requested by the Company, the Key Employee or Director shall make a written representation to Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable federal or state securities law or he or she shall have furnished to Company an opinion in form and substance satisfactory to Company or its legal counsel satisfactory to Company that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option, Stock Appreciation Right or Restricted Stock Unit or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.
SECTION 15.
LIFE OF PLAN
No Award shall be made under this Plan on or after the earlier of (1) the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable, all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, all Restricted Stock Units have vested and all Performance Periods have ended, or (2) the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan the satisfaction of the forfeiture conditions, if any, on Stock Grants, or the payment of shares upon the vesting of Restricted Stock Units) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.
SECTION 16.
ADJUSTMENT
16.1   Capital Structure.   The number, kind or class (or any combination thereof) of shares of Stock reserved under § 3, the annual grant caps described in § 6, the number, kind or class (or any combination thereof) of shares of Stock subject to Options, Restricted Stock Units or Stock Appreciation Rights granted under this Plan, the Option Price of such Options, the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to Stock Grants granted under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, an unusual or non-recurring dividend or other distribution (whether in the form of an extraordinary cash dividend or a dividend of Stock, other securities or other property), recapitalization, stock split, reverse stock split, split-up, spin-off, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction
16.2   Mergers.   The Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3 and the annual grant caps described in § 6. Furthermore, the Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock subject to any outstanding Stock Grants under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option, Restricted Stock Unit and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option Stock Appreciation Right and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code and without regard to the annual grant caps described in § 6 of this Plan) to make any Stock Grants and Option Stock Appreciation Right and Restricted Stock Unit grants to effect the assumption of, or the substitution for, stock grants and option, restricted stock unit and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such stock grants and stock option, restricted stock unit and stock appreciation right grants.
16.3   Fractional Shares.   If any adjustment under this § 16 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options, Restricted Stock Unit or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 16 by the Committee shall be conclusive and binding on all affected persons.
SECTION 17.
CHANGE IN CONTROL
17.1   Assumption or Substitution of Certain Awards.   Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company assumes or substitutes for an Option, Restricted Stock Unit, Stock Appreciation Right, or Stock Grant, if a Key Employee’s employment with such successor company (or a subsidiary thereof) terminates under the circumstances specified in the Award Agreement within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable): (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months (or the period of time set forth in the Award Agreement), and (ii) restrictions, limitations and other conditions applicable to Restricted Stock Units and Stock Grants shall lapse and the Restricted Stock Units and Stock Grants shall become free of all restrictions and limitations and become fully vested. For the purposes of this § 17.1, an Option, Restricted Stock Unit, Stock Appreciation Right, Award or Stock Grant shall be considered assumed or substituted for if following the Change in Control the Award confers the right (on the same terms and conditions and consistent with the first sentence of this § 17.1) to purchase or receive, for each share of Stock subject to the Option, Restricted Stock Unit, Stock Appreciation Right, or Stock Grant immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of shares of Stock for each share of Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Restricted Stock Unit, Stock Appreciation Right or Stock Grant, for each share of Stock subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of shares of Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
17.2   Non-Assumption or Substitution of Certain Awards.   Unless otherwise provided in an Award Agreement in the event of a Change in Control, to the extent the successor company does not assume or substitute for an Option, Restricted Stock Unit, Stock Appreciation Right, or Stock Grant: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable, and (ii) restrictions and deferral limitations on Restricted Stock Units and Stock Grants that are not assumed or substituted for shall lapse and the Restricted Stock Units and Stock Grants shall become free of all restrictions and limitations and become fully vested.
17.3   Impact on Certain Awards.   Award Agreements may provide that in the event of a Change in Control: (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one share of Stock as of the date of the Change in Control is less than the Option Price or SAR Value, and (ii) all Performance Units and other performance-based Awards shall be considered to be earned and payable (either in full based on actual performance or pro rata based on actual performance or based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restriction shall lapse and such Performance Units shall be immediately settled or distributed.
SECTION 18.
AMENDMENT OR TERMINATION
This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (1) no amendment shall be made absent the approval of the stockholders of the Company to the extent such approval is required under applicable law or exchange rule and (2) no amendment shall be made to § 17 on or after any date described in § 17 which might adversely affect any rights which otherwise vest on such date. The Board also may suspend granting Awards under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Award made before such suspension or termination unless (x) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (y) there is a dissolution or liquidation of the Company or a transaction described in § 16 or § 17.
SECTION 19.
MISCELLANEOUS
19.1   Stockholder Rights.   No Key Employee or Director shall have any rights as a stockholder of the Company as a result of the grant of an Option or a Restricted Stock Unit or Stock Appreciation Right pending the actual delivery of the Stock subject to such Option, Restricted Stock Unit or Stock Appreciation Right to such Key Employee or Director. Subject to § 10.3, a Key Employee’s or Director’s rights as a stockholder in the shares of Stock underlying a Stock Grant which is effective shall be set forth in the related Stock Grant Certificate.
19.2   No Contract of Employment or Service.   The grant of an Award to a Key Employee or Director under this Plan shall not constitute a contract of employment or service and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the related Option Certificate, Restricted Stock Unit Certificate, Stock Appreciation Right Certificate, Stock Grant Certificate, or Performance Unit agreement.
19.3   Withholding.   A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the maximum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
19.4   Construction.   All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Finally, each term set forth in § 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.
19.5   Other Laws.   The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
19.6   Compliance with Section 409A of the Code.   No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. In addition, if a Participant is a Specified Employee at the time of his or her Separation from Service, any payments with respect to any Award subject to Section 409A of the Code to which the Participant would otherwise be entitled by reason of such Separation from Service shall be made on the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death). Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest, or penalties that Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan. Any capitalized term in this § 19.6 not otherwise defined herein shall have such meaning as ascribed to it under Section 409A of the Code.
19.7   Award Agreements.   Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award. Subject to the restrictions otherwise found in this Plan, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
19.8   No Limit on Other Compensation Arrangements.   Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Stock-Based Awards or other types of Awards provided for hereunder.
19.9   Severability.   If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
19.10   Awards to Non-U.S. Participants.   The Committee shall have the power and authority to determine which service providers outside the United States shall be eligible to participate in the Plan. Without amending the Plan, the Committee may grant Awards to eligible persons who are foreign nationals and/or reside outside the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices.
19.11   Company Clawback Policy.   Any Award granted pursuant to this Plan shall be subject to mandatory repayment by the Participant to the Company to the extent that such Participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any Affiliate thereof to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.
19.12   No Trust or Fund Created.   Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.
19.13   Headings.   Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
[signature page follows]

IN WITNESS WHEREOF, Option Care Health, Inc. has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.
OPTION CARE HEALTH, INC.
By:

Date:

VOTE BY INTERNETBefore The Meeting — Go to www.proxyvote.com OPTION CARE HEALTH, INC.3000 LAKESIDE DRIVE SUITE 300N BANNOCKBURN, IL 60015 Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 18, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting — Go to www.virtualshareholdermeeting.com/OPCH2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 18, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D40071-P52368 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY OPTION CARE HEALTH, INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors: Nominees: 01) John J. Arlotta 06) R. Carter Pate ⬜ ⬜ ⬜ 02) Elizabeth Q. Betten 03) David W. Golding 04) Harry M. Jansen Kraemer, Jr. 05) Alan Nielsen 07) John C. Rademacher 08) Nitin Sahney 09) Timothy Sullivan 10) Mark Vainisi The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For      Against      Abstain 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021. ⬜ ⬜ ⬜ 3. To approve, on a non-binding advisory basis, our executive compensation. ⬜ ⬜ ⬜ 4. To approve an amendment to the Option Care Health, Inc. 2018 Equity Incentive Plan for the reservation of an additional 5,000,000 shares of Common ⬜ ⬜ ⬜ Stock for future issuance under such plan. NOTE: To transact other business as may properly come before the meeting or any adjournment of the meeting. Yes No Please indicate if you plan to attend this meeting. ⬜ ⬜Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com D40072-P52368 OPTION CARE HEALTH, INC. Annual Meeting of Stockholders May 19, 2021 10:00 AM, CDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Clifford Berman and Michael Shapiro, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of OPTION CARE HEALTH, INC. that the Stockholder(s) are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, CDT on May 19, 2021, at http://www.virtualshareholdermeeting.com/OPCH2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side